UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

First Financial Bancorp

(Name of Registrant as Specified In Its Charter)
N/A

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of Annual
Meeting of Shareholders

Items of Business:
Our Annual Meeting of Shareholders will be held at 10:00 am Eastern Time, Tuesday, May 24, 2022. You can attend the 2022 Annual Meeting online and vote your shares electronically. The Annual Meeting will be completely virtual and conducted through the online means described below. The Annual Meeting of Shareholders is held for the following purposes:
1.
To elect eleven directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.
To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2022;

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.
To consider and act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 25, 2022 are eligible to participate and entitled to vote at the Annual Meeting or at any adjournment of the Annual Meeting.
About the Meeting:
Meeting Date: May 24, 2022
Time: 10:00 am Eastern Time
Virtual Shareholder Meeting:
www.virtualshareholdermeeting.com/ffbc22
Record Date: March 25, 2022
Mailing Date: April 14, 2022

Your vote is very important.
We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the online Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Karen B. Woods
Corporate Secretary
Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting The proxy statement and 2021 Annual Report are available at www.bankatfirst.com/about/investor-relations.html. Your vote is very important. We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the online Annual Meeting. For your convenience, you may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/ffbc22 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/ffbc22. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from shareholders who have submitted their questions electronically prior to the Annual Meeting or questions submitted electronically by shareholders during the Annual Meeting through the meeting website. You may visit www.proxyvote.com at any time prior to or during the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about the Company.

Proxy and Annual Meeting Summary

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation, in connection with the solicitation of proxies for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting.

If you would like to help us reduce our costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Voting Matters
Proposal	Approval Required	Board’s Recommendation	Page Reference
1. Election of Directors	Affirmative vote of a plurality	For Each Nominee	10
2. Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2022	Majority of votes present, in person or by proxy, and entitled to vote		22
3. Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote		24
We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.
In this proxy statement, the “Company,” “First Financial,” “First Financial Bancorp,” “we,” “our,” or “us” all refer to First Financial Bancorp. and its subsidiaries, unless the context otherwise requires. We also refer to the Board of Directors of First Financial as the “Board.” References in this proxy statement to “common shares” or “shares” refer to the Company’s common shares.
Unless otherwise noted, the information in this proxy statement covers our 2021 fiscal year that began January 1, 2021 and ended December 31, 2021.
How to Vote
Review the proxy statement and vote in one of these three ways:
Vote Online	Vote by Phone	Vote by Mail

■ Before the Meeting: Go to www.proxyvote.com ■ During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc22	By calling 1-800-690-6903	By signing, dating, and returning your proxy card in the enclosed envelope
1	2022 Proxy Statement | Proxy and Annual Meeting Summary

Board of Directors
Director Nominees
The first item of business at the Annual Meeting will be the election of eleven directors of the Company, ten of whom currently serve on the Board, and one nominee whose term will begin with his election at the Annual Meeting. The nominees, including their occupation and committee memberships during 2021, are set forth in the table below. For more information about our nomination process see page 32 of this Proxy Statement.
Name	Age	Independent	Occupation	Director Since	Audit	Compensation	Corporate Governance and Nominating	Enterprise Risk and Compliance	Capital Markets	Diversity & Inclusion
William G. Barron	72	YES	Retired Chairman and President of Wm. G. Barron Enterprises, Inc.	2018			M	VC
Vincent A. Berta	63	YES	President and Managing Director of Covington Capital, LLC	2018	M		C
Cynthia O. Booth	64	YES	President and Chief Executive Officer of COBCO Enterprises, LLC	2010				C	M	C
Archie M. Brown	61	NO	President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank	2018						M
Claude E. Davis	61	NO	Chair of First Financial Bancorp and First Financial Bank, and President of Brixey & Meyer Capital	2004				M		M
Corinne R. Finnerty	65	YES	Principal and sole shareholder of the law firm of McConnell Finnerty PC	1998			M	M		M
Susan L. Knust	68	YES	Owner and Manager of several businesses that own, lease and manage industrial and commercial real estate	2005		VC			M
William J. Kramer	61	YES	Vice President of Operations and director of Valco Companies, Inc.	2005	C	M
Thomas M. O’Brien	65	YES	Owner of Simpactful Consulting	2018		C	M			M
Maribeth S. Rahe	73	YES	President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	2010	VC				C
Gary W. Warzala	66	YES	Leadership Partner at Gartner, Inc.	2022
C = Chair
VC = Vice Chair
M = Member
2022 Proxy Statement | Proxy and Annual Meeting Summary	2

Board Composition
The Corporate Governance and Nominating Committee of the Board seeks to ensure that the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following graphics highlight the skills, experience and demographics of the Board as comprised of the 11 director nominees.
Our Board seeks to diversify the skills and experience of Board members to ensure knowledgeable and effective oversight of the Company. Our Board nominees represent a range of backgrounds, experiences, expertise and industries.
Senior Leadership Experience	Business Development/M&A Experience	Public Company Experience	Financial Industry Experience	Business Owner Experience
10 directors	9 directors	2 directors	6 directors	8 directors
Accounting/Financial Reporting Experience	Legal or Regulatory Experience	Risk Management Experience	Sales/Marketing Experience	Cybersecurity/Technology Experience
5 directors	7 directors	5 directors	2 directors	1 director
Board Diversity Matrix (As of March 25, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity:
Directors	4	6	—	1
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose LGBTQ+	1
Did not Disclose Demographic Background	1
3	2022 Proxy Statement | Proxy and Annual Meeting Summary

Corporate Governance
Our corporate governance policies and structures, summarized below and discussed in more detail in this Proxy Statement, reflect our commitment to strong ethical practices while producing excellent results for shareholders.
Governance Summary
Size of Board	11
Number of Independent Director Nominees	9
Average Age of Director Nominees	65
Average Tenure of Director Nominees	11
Number of Female Directors	4
Number of Ethnically Diverse Directors	1
Meetings of the Board in 2021	13
Meetings of the Independent Directors in 2021	9
Annual Election of Directors	YES
Majority Voting in Uncontested Director Elections	YES
Separate Chair, CEO and Lead Independent Director	YES
Corporate Governance Standards Reviewed Annually	YES
Annual Board and Committee Evaluations	YES
Director Over-Boarding Limits	YES
Board Orientation and Director Education Programs	YES
Independent Board Compensation, Governance and Audit Committees	YES
Board Oversight of Environmental, Social and Governance Programs	YES
Codes of Conduct for Board and all Associates	YES
Stock Ownership Guidelines for Board and Executive Officers	YES
Anti-Hedging and Pledging Policy	YES
Clawback Policy	YES
2022 Proxy Statement | Proxy and Annual Meeting Summary	4

Business Highlights
2021 was a highly successful year for the Company. The Company exceeded its net income targets, experienced growth in deposit balances and strong fee income, and improved loan growth. This growth was achieved while we continued to navigate the ongoing challenges of the COVID-19 pandemic to ensure the health and safety of our associates and customers, and continued to assist clients and communities as they work through the financial and economic effects of the pandemic.
1.
Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix A for Non-GAAP reconciliation.

5	2022 Proxy Statement | Proxy and Annual Meeting Summary

Questions and Answers about this Proxy Statement and the Annual Meeting

Why am I receiving this Proxy Statement?
We are making available this Notice of Annual Meeting of Shareholders, proxy statement, and annual report for the year ended December 31, 2021 (the “proxy materials”), either online or by mail, in connection with the 2022 Annual Meeting of Shareholders of First Financial because you were a shareholder of record of the Company as of the close of business on March 25, 2022 (the “record date”). This proxy statement describes the matters on which you are asked to vote and provides information about those matters and about the Company so that you can make an informed decision.
This proxy statement and related materials are being mailed to, or can be accessed online by, shareholders on or about April 14, 2022.
What is Notice and Access and why did First Financial elect to use it?
We are making the proxy materials and annual report available to our shareholders electronically via the Internet under the Notice and Access regulations of the U.S. Securities and Exchange Commission (“SEC”). Many of our shareholders have received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of receiving a full set of printed materials in the mail. We are using the Notice and Access method to expedite distribution and reduce the costs associated with printing and mailing these materials.
The Notice of Internet Availability includes information on how to access and review the proxy materials and how to vote online, by phone, or by attending the Annual Meeting virtually via the Internet. The proxy materials and annual report, as well as other reports filed with or furnished to the SEC, can be accessed free of charge at www.bankatfirst.com/about/investor-relations.html. You may also access this information by searching “Company Filings” at www.sec.gov.
I received a Notice of Internet Availability of Proxy Materials only. How can I receive printed copies of the proxy statement and annual report?
Shareholders may receive a printed copy of the annual report and proxy materials, free of charge, by following the instructions on the Notice of Internet Availability for receiving such materials:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL: sendmaterial@proxyvote.com
Who is paying for the cost of this proxy solicitation?
First Financial is paying for the costs associated with preparing, printing and mailing these proxy materials. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding the proxy materials to beneficial owners of our shares and soliciting their proxies.
Our directors, officers and associates also may solicit proxies from our shareholders by further mailings, personal contact, phone, or e-mail, but these individuals will not receive additional compensation for this solicitation activity.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on March 25, 2022 will be entitled to notice of and to vote at the Annual Meeting. Each common share owned at the close of business on March 25, 2022 entitles its owner to one vote on each proposal being considered at the Annual Meeting.
The common shares are the Company’s only voting securities entitled to vote at the Annual Meeting. At the close of business on March 25, 2022, there were 94,454,137 common shares outstanding and entitled to vote.
2022 Proxy Statement | Questions and Answers about this Proxy Statement and the Annual Meeting	6

How do I vote my shares?
Even if you plan to attend the Annual Meeting virtually via the Internet, as described below, we strongly encourage you to vote prior to the meeting. Shareholders of record may vote using any of the following methods:
Online Voting: You may vote before or during the meeting through the Internet as instructed on your Notice of Internet Availability or proxy card. Before the Annual Meeting, you may go to http://www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2022. During the meeting, you may go to www.virtualshareholdermeeting.com/ffbc22 to attend the meeting via webcast and vote online. You should have your proxy card or Notice of Internet Availability in hand when you access either of these websites and follow the instructions to obtain your records and to vote.
Vote by Phone: Telephone voting is available toll-free at 1-800-690-6903 up until 11:59 pm Eastern Time on May 23, 2022. You should have your proxy card or Notice of Internet Availability or proxy card in hand when making this call.
Vote by Mail: Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by 11:59 p.m. Eastern Time on May 23, 2022.
If you hold your shares in “street name” at a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee on how to vote your shares.
What is the difference between holding shares directly as a shareholder of record and holding shares in “street name” at a bank, broker or other nominee?
Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the shareholder of record and the proxy materials or a Notice of Internet Availability were sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly by using the enclosed proxy card, through the online voting methods described in this proxy statement, by phone, or by voting electronically during the Annual Meeting.
Holding shares in “street name” at a bank, broker or other nominee: If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials, Notice of Internet Availability, or voting instruction card was forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of your shares. Your bank, broker or other nominee will send you, as the beneficial owner, separate information describing how you can vote your shares.
What happens if I sign, date and return my proxy card, or complete the online or telephonic proxy methods, but do not specify how I want my shares voted on one or more of the proposals?
Your shares will be voted in the manner you specify on each proposal. If you are a shareholder of record and sign, date and return a proxy or submit a proxy online or by telephone, but do not provide voting instructions on one or more proposals, your vote will be counted as a vote “for” all of the Company’s nominees for directors and “for” Proposals 2 and 3.
If you hold your shares in “street name” and have not returned voting instructions on one or more proposals, your bank, broker or nominee may vote your shares only on those proposals for which it has discretion to vote. We believe that under applicable rules, your bank, broker or nominee has discretion to vote your shares on the ratification of our independent registered accounting firm (Proposal 2), which is considered a routine matter. However, your bank, broker or nominee does not have discretion to vote your shares on certain other matters considered non-routine such as the election of directors (Proposal 1) or the advisory approval of executive compensation (Proposal 3). If you do not provide voting instructions on a non-routine proposal, your shares will be considered “broker non-votes.” The effect of a “broker non-vote” on each proposal is detailed in the questions and answers under the heading “Annual Meeting Information” below.
What if I indicate “Withheld” with respect to the election of one or more directors or “Abstain” with respect to any of the other proposals being considered?
The effect of these voting specifications on each proposal is detailed in the questions and answers under the heading “Annual Meeting Information” below.
7	2022 Proxy Statement | Questions and Answers about this Proxy Statement and the Annual Meeting

Can I change my proxy vote?
You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:
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Sending a written notice of revocation to First Financial Bancorp., Attn: Karen B. Woods, Corporate Secretary, 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202;

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Delivering a later-dated proxy (including by using the online or telephone voting methods); or

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Attending the virtual Annual Meeting and giving notice of revocation electronically during the meeting.

If you hold your shares in “street name” and instructed your bank, broker or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions provided by your bank, broker or other nominee.
What if my shares are held through the First Financial Bancorp. 401(k) Savings Plan (applicable to traditional or Roth contribution plans)?
You will receive an electronic Notice of Internet Availability unless you opted to receive paper copies of the proxy materials. The Notice of Internet Availability will contain voting instructions for all shares registered in the exact same name, whether inside or outside of the First Financial Bancorp. 401(k) Savings Plan (the “Savings Plan”). If you hold shares outside of the Savings Plan and they are not registered in the same name as those within the Savings Plan, you will receive a separate Notice of Internet Availability or proxy card for the shares held outside of the Savings Plan.
Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 pm Eastern Time on May 19, 2022. All voting instructions you give with respect to these shares will be kept confidential. If you do not timely submit voting instructions for these shares, the shares allocated to you, together with all unallocated shares held in the Savings Plan, will be voted in accordance with the pro-rata vote of participants in the Savings Plan who did provide instructions.
Who should I contact if I have questions about this proxy solicitation and where can I get assistance in voting my shares?
You may contact us at InvestorRelations@bankatfirst.com or call our Investor Relations department at 1-513-887-5400 if you have any questions or need assistance in voting.
How many votes must be present in person or by proxy to hold the Annual Meeting?
A quorum must exist before business can be conducted at the Annual Meeting. Under our Amended and Restated Regulations (the “Amended Regulations”), a quorum will exist if a majority of the common shares outstanding as of the record date are present in person or by proxy. At the close of business on March 25, 2022, there were 94,454,137 common shares outstanding. A majority, or 47,227,069 common shares, present in person or by proxy, will constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.
2022 Proxy Statement | Questions and Answers about this Proxy Statement and the Annual Meeting	8

What proposals are being considered and how many votes are needed for each proposal to be approved by the shareholders?
Proposal	Approval Required	Effect of an Abstention (or Withheld Vote with respect to Proposal 1)	Effect of a Broker Non-Vote
1. Election of Directors	Affirmative vote of a plurality	No effect on election voting but see “Policy on Majority Voting” in the Corporate Governance section of this proxy statement	No effect
2. Ratify the Appointment of Crowe LLP as our Independent Registered Accounting Firm for 2022	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable
3. Approve, on an Advisory Basis, the compensation of the Company’s Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect
How can I attend the Annual Meeting?
You can attend our 2022 Annual Meeting via the Internet or by proxy.
Our 2022 Annual Meeting will take place via a webcast at www.virtualshareholdermeeting.com/ffbc22. You may vote and submit questions while attending the webcast meeting by following the instructions at www.virtualshareholdermeeting.com/ffbc22. To attend the Annual Meeting via www.virtualshareholdermeeting.com/ffbc22, you will need the control number included on the Notice of Internet Availability or proxy card that was mailed to you. Instructions on how to attend and participate in the Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/ffbc22. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.
How do I find out the voting results from the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and will disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Can I elect to only receive First Financial’s proxy materials and annual reports electronically?
Shareholders can elect to receive future proxy materials and annual reports electronically instead of receiving print copies of these items in the mail. You can make this election by following the instructions provided on your proxy card or Notice of Internet Availability or by going to www.proxyvote.com and following the instructions provided there.
If you choose to receive future proxy statements and annual reports electronically and you continue to hold shares as of the record date of the next annual meeting, you will receive an e-mail message next year that includes access information for these materials as well as instructions for online voting.
What is “householding?”
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings by reducing our printing and mailing costs. To take advantage of this opportunity, we may deliver only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
9	2022 Proxy Statement | Questions and Answers about this Proxy Statement and the Annual Meeting

Proposal 1—Election of Directors

As of the record date, our Board consisted of eleven members, ten of whom were non-employee directors and nine of whom were considered “independent”, as defined by the NASDAQ listing standards. In March 2022, John Neighbours notified the Company of his intention to retire from the Board effective as of the date of the Annual Meeting. As part of its continuing efforts to provide for director succession and strong Board composition, the Board has nominated Gary Warzala to fill the vacancy created by Mr. Neighbours’ retirement effective upon his election to the Board at the 2022 Annual Meeting. Mr. Warzala was identified as a director candidate by an existing Board member based upon his specific and extensive experience in technology and cybersecurity, including in the financial services industry.
Our Amended Regulations provide that the Board shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. As the Board continues to evaluate the appropriate mix of skills, qualifications and attributes of the current Board and the skills needed to position the Board to lead the Company in the future, we anticipate additional directors will retire and new directors will be added from time to time to fill any vacancies. Any vacancy may be filled by the Board in accordance with law and our Amended Regulations for the remainder of the term of the vacant directorship. The Board has established the number of directors at eleven as of the date of the Annual Meeting.
Our Board has approved the nomination of the following eleven persons as candidates for election as director, each for a one-year term: William G. Barron, Vincent A. Berta, Cynthia O. Booth, Archie M. Brown, Claude E. Davis, Corinne R. Finnerty, Susan L. Knust, William J. Kramer, Thomas M. O’Brien, Maribeth S. Rahe and Gary W. Warzala. The Corporate Governance and Nominating Committee (“CGNC”) recommended all eleven nominees to the Board, which in turn unanimously approved the nomination of all eleven persons.
In the event that any one or more of the nominees becomes unavailable or unable to serve as a director prior to the Annual Meeting, your submitted proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. We have no reason to believe that any nominee will be unable or decline to serve as a director.
The eleven nominees for director receiving the most votes at the Annual Meeting will be elected as directors. You can find additional information about our Policy on Majority Voting in the Corporate Governance section of this proxy statement. The general considerations and criteria for assessing director candidates are established in the Charter of the Board’s Corporate Governance and Nominating Committee (available at www.bankatfirst.com/about/investor-relations.html). These considerations and criteria are also summarized in the Corporate Governance section of this proxy statement.
Below is information concerning the nominees for directors, including their present and past professional positions, current directorships with other companies or organizations, and key qualifications and attributes qualifying them to serve on our Board. The age indicated for each nominee below is their age as of March 25, 2022. For information regarding ownership of shares of the Company by nominees and directors of the Company, see the Shareholdings of Directors, Executive Officers and Nominees for Director section of this proxy statement. Except as noted, there are no arrangements or understandings between any director or any nominee and any other person pursuant to which such director or nominee is or was nominated to serve as director.
The Board recommends a vote FOR all of the nominees for director named below.
2022 Proxy Statement | Proposal 1—Election of Directors	10

William G. Barron Mr. Barron served as Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, from June 1994 to his retirement in January 2021.	Age:	72
	Director Since:	2018
	2021 Committees:	Enterprise Risk and Compliance (Vice Chair) Corporate Governance and Nominating

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Mr. Barron is a commercial-industrial real estate specialist. He retired as Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, roles he held from 1979 to 2021. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member (CCIM), which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

■
In addition, Mr. Barron is President of Gunston, LLC, a real estate holding company. Mr. Barron also served as President of Owensboro Self Bailment, LLC, a self-storage holding company, and as Chairman and CEO of Barron Homes, Inc., a residential home building company.

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Mr. Barron is National Association of Corporate Directors (NACD) Directorship CertifiedTM. In addition, he recently earned an NACD certificate in Cybersecurity Oversight developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division.

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Mr. Barron previously served as a director of MainSource Financial Group, Inc. beginning in 1989 and as a director of MainSource Bank from 2011 until April 1, 2018, following prior service on the MainSource Bank board from 1983 to 2000. Mr. Barron is very active in his community in both civic and charitable positions, and presently serves as a director of Owensboro Riverport Authority. Mr. Barron also served 7 years in the United States Army Reserve.

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Mr. Barron brings extensive experience in the banking, homebuilding and commercial real estate development industries and a deep commitment to community which provide valuable expertise to the Company and Board.

11	2022 Proxy Statement | Proposal 1—Election of Directors

Vincent A. Berta Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC.	Age:	63
	Director Since:	2018 2020 Lead Independent Director
	2021 Committees:	Audit Corporate Governance and Nominating (Chair)

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Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC, a private investment firm providing specialized investment banking and advisory services primarily to financial, real estate and investment companies.

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Mr. Berta has 35 years of experience in the financial services industry, previously serving as the Executive Vice President and Regional Chairman of U.S. Bank Corporation, the Chairman, President and Chief Executive Officer of Trans Financial, Inc., a $2.3 billion bank acquired by U.S. Bank Corporation in 1998, and a partner in Landmark Financial Advisors, Inc., a registered investment advisory company he co-founded in 2002. Mr. Berta also served as a chief financial officer and in various other roles for banking institutions. Mr. Berta is active in various community and civic associations, including work on the Focus 2030 Comprehensive Plan, which was formed to provide a community framework for growth in Bowling Green, Kentucky.

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Mr. Berta previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2016 until April 1, 2018.

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Mr. Berta qualifies as an audit committee financial expert. His significant experience in the financial services industry, including specifically his executive experience as an officer of banking institutions, provides valuable insight and knowledge to the Company and Board.

2022 Proxy Statement | Proposal 1—Election of Directors	12

Cynthia O. Booth Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC.	Age:	64
	Director Since:	2010
	2021 Committees:	Capital Markets Enterprise Risk and Compliance (Chair) Diversity and Inclusion (Chair)

■
Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC, and has been the owner and operator of McDonald’s restaurants in the Cincinnati area for 21 years. Prior to forming COBCO in 2000, she held various executive positions at Firstar Bank (now U.S. Bank) in Cincinnati, including President, Firstar Bank Foundation, Senior Vice President—Director of Community Development, Vice President of Private Wealth Group, Vice President of Residential Real Estate, Vice President of Human Resources, and before that was President of Diversified Solutions, Inc., a bank consulting firm.

■
Ms. Booth is active in several civic and community organizations, including serving as a director of the Greater Cincinnati USA Regional Chamber of Commerce and as a trustee of Denison University.

■
Ms. Booth brings deep banking experience to the Board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into the specialty area of lending conducted through our subsidiary First Franchise Capital Corporation.

13	2022 Proxy Statement | Proposal 1—Election of Directors

Archie M. Brown Mr. Brown is the President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank.	Age:	61
	Director Since:	2018
	2021 Committees:	Diversity and Inclusion

■
Mr. Brown is President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank, having been appointed to these positions effective April 1, 2018. Previously, he served as President and Chief Executive Officer of MainSource from August 2008 until April 1, 2018. Mr. Brown also served as the Chairman of the Board of MainSource from April 2011 until April 1, 2018.

■
During his 37 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including enterprise risk management, change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business consolidation, market selection, branch and bank acquisitions and integration, board communication, investor and shareholder relations and working with bank regulators.

■
Mr. Brown serves as a member of the board and executive committees of the Cincinnati City Centre Development Corporation (3CDC), the board of the Cincinnati Business Committee (CBC), and the board of the Cincinnati Chamber Minority Business Accelerator, LLC. He also serves on the REDI Cincinnati Executive Committee, the board of the Ohio Banking Commission, the Board of Directors of the Cincinnati Branch of the Federal Reserve Bank of Cleveland and the University of Georgia Alumni Board of the Terry College of Business. He is a former member of the United Way of Greater Cincinnati Board of Directors and served as campaign chair in 2019, and a former director of the Indiana Community Business Credit Corporation, the Indiana Bankers Association, the Indiana Chamber of Commerce and the Greensburg Decatur County Economic Development Corporation.

■
Mr. Brown has been nominated to the Board of Directors due to his role as President and Chief Executive Officer as well as his significant banking industry experience.

2022 Proxy Statement | Proposal 1—Election of Directors	14

Claude E. Davis Mr. Davis is the Chair of the Board of First Financial Bancorp. and First Financial Bank.	Age:	61
	Director Since:	2004
	2021 Committees:	Diversity and Inclusion Enterprise Risk and Compliance

■
Mr. Davis became Board Chair of First Financial Bancorp. and First Financial Bank effective January 1, 2020. He previously served as Executive Chair of both First Financial Bancorp. and First Financial Bank from April 1, 2018 through December 31, 2019, and as Chief Executive Officer of both companies from October 1, 2004 through March 31, 2018. Mr. Davis has over 32 years of experience in the financial services industry.

■
Mr. Davis currently serves as the President of Brixey & Meyer Capital, a lower middle market private investment firm headquartered in Cincinnati, Ohio. He also is an owner of Sacoma Specialty Products, a manufacturer in the prototype, fabrication and stamping industries. He previously served on the Federal Reserve Bank of Cleveland Board of Directors, the Butler University Board of Trustees, the Cincinnati Regional Economic Development Committee (REDI) Board of Directors, the Cincinnati Business Committee and various other non-profit boards.

■
Mr. Davis’ years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. He is intimately familiar with all aspects of our business activities. His involvement on other boards and organizations gives him insight on important societal and economic issues relevant to our Company’s business and markets.

15	2022 Proxy Statement | Proposal 1—Election of Directors

Corinne R. Finnerty Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC.	Age:	65
	Director Since:	1998
	2021 Committees:	Enterprise Risk and Compliance Corporate Governance and Nominating Diversity and Inclusion

■
Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC located in North Vernon, Indiana. She has over 40 years of legal experience representing financial institutions in a wide variety of legal matters. Ms. Finnerty was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of the Company in 1998.

■
Ms. Finnerty served as a member of the Indiana Supreme Court Disciplinary Commission from 2003 to 2013. She currently serves as a Commissioner on the Indiana State Ethics Commission, having been appointed to a four year term by Indiana’s Governor beginning in January 2018, and in January 2022 was reappointed for a second four year term.

■
Ms. Finnerty’s deep roots in the North Vernon, Indiana area provide representation on the Board for our southeast Indiana market. Her participation for ten years on the Indiana Supreme Court Disciplinary Commission and her current position as a Commissioner on the Indiana State Ethics Commission allow her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over 35 years, give her an enhanced perspective on legal and regulatory issues.

2022 Proxy Statement | Proposal 1—Election of Directors	16

Susan L. Knust Ms. Knust is the owner and managing partner or president of several businesses engaged in the ownership, leasing and management of commercial real estate.	Age:	68
	Director Since:	2005
	2021 Committees:	Capital Markets Compensation (Vice Chair)

■
Ms. Knust is the owner and managing partner or president of several businesses:

■
Omega Warehouse Services (since 2002) which is located in Monroe, Ohio and provides public warehousing and manufacturing services;

■
K.P. Properties of Ohio (since 1986) which is located in Monroe, Ohio and owns, leases and manages industrial and commercial real estate in Ohio;

■
K.P. Properties of Colorado (since 2010) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Colorado; and

■
K.P. Properties of Florida (since 2014) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Florida.

■
As a seasoned business owner and entrepreneur for 35 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the Board in strategic and other matters. Ms. Knust’s business interests are similar in size to our key client base and she also has an understanding of the Cincinnati market. As a female business owner, her perspective and experiences have proven valuable to the Company and Board.

17	2022 Proxy Statement | Proposal 1—Election of Directors

William J. Kramer Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Industries, Inc.	Age:	61
	Director Since:	2005
	2021 Committees:	Audit (Chair) Compensation

■
Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Industries, Inc. which has principal offices in New Holland, Pennsylvania and whose principal activity is the design, manufacture, and sale of equipment used in the animal production industry. He has held his current position since 2008, having previously held other executive positions at Valco Industries, Inc. Mr. Kramer was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of First Financial in 2005.

■
Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience providing experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with the Company provides valuable historical perspective on both the Company and the banking industry.

2022 Proxy Statement | Proposal 1—Election of Directors	18

Thomas M. O’Brien Mr. O’Brien is founder of Simpactful Consulting	Age:	65
	Director Since:	2018
	2021 Committees:	Compensation (Chair) Corporate Governance and Nominating Diversity and Inclusion

■
Mr. O’Brien had a 31-year career at Procter & Gamble, retiring as Vice President & Chief Global Commercial Officer in 2010. During his time at Procter & Gamble, Mr. O’Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity. Mr. O’Brien also spent 10 years as a Senior Advisor with the Boston Consulting Group, working with large consumer companies and helping them take advantage of commercial opportunities.

■
In 2015 Mr. O’Brien co-founded Simpactful Consulting which has served over 190 clients since inception. Mr. O’Brien also currently serves on the advisory board for Harry’s, Inc., as well as on the boards of One 80 Place (homeless support) and 573 Meeting Street (low-income housing).

■
Mr. O’Brien previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2010 until April 1, 2018.

■
Mr. O’Brien’s extensive experience in consumer insights, sales and marketing, as well as his experience with both large complex public companies and start-up companies provides valuable perspective to the Company and Board.

19	2022 Proxy Statement | Proposal 1—Election of Directors

Maribeth S. Rahe Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	Age:	73
	Director Since:	2010
	2021 Committees:	Audit (Vice Chair) Capital Markets (Chair)

■
Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc., positions she has held since 2003. Fort Washington Investment Advisors, Inc. is an investment management firm and wholly owned subsidiary of Western & Southern Financial Group located in Cincinnati, Ohio. She also serves on the board of directors of Fort Washington Investment Advisors, Inc. Ms. Rahe has more than 48 years of experience in the banking and financial services industries with more than 30 years of experience in management or executive management positions. Prior to joining Fort Washington Investment Advisors, Inc. Ms. Rahe served as Vice Chair of the Board of The Harris Bank, responsible for personal and commercial financial services, and Vice Chairman and later President of United States Trust Company of New York.

■
Since 2005, Ms. Rahe has served as a director of Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) which is an integrated communication services company located in Mattoon, Illinois that provides exchange carrier and broadband services. She serves as the chair of the audit committee and also on the compensation committee of the company.

■
Ms. Rahe is involved in and serves as a director (or in an equivalent position) of several organizations, including:

■
Cincinnati Arts Association (Vice Chair)

■
Cincinnati Country Club (Board)

■
Cintrifuse (Advisory Board)

■
New York Landmark Conservancy (Life Trustee)

■
Rush-Presbyterian-St. Luke’s Medical Center (Life Trustee)

■
Sisters of Notre Dame de Namur (Development Advisory Board)

■
The Greater Cincinnati Foundation (Board)

■
Xavier University Williams College of Business (Board of Executive Advisors)

■
Ms. Rahe is a recognized leader in the financial services community, both locally and nationally. She qualifies as an audit committee financial expert. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to the Company’s business, including regulatory relationships and enterprise risk management.

2022 Proxy Statement | Proposal 1—Election of Directors	20

Gary W. Warzala Mr. Warzala is a Leadership Partner at Gartner, Inc.	Age:	66
	Director Since:	New Director

■
Since 2019, Mr. Warzala has been a Leadership Partner at Gartner, Inc., headquartered in Stamford, Connecticut, using his 20 years of experience as a chief information security officer to assist clients in developing and implementing information security strategies. Prior to Gartner, Inc., Mr. Warzala was the Chief Information Security Officer at Fifth Third Bank in Cincinnati, Ohio, PNC Bank in Pittsburgh, Pennsylvania, and Visa International, San Francisco, California as well as Managing Principal at CyberRisk, LLC.

■
Mr. Warzala is a board member of the Economic Crime & Cybersecurity Institute (ECCI) of Utica College, the INTERalliance of Greater Cincinnati, and the Industry Advisory Board for the University of Cincinnati—School of Information Technology.

■
Mr. Warzala’s background in information security for financial institutions as well as his CISSP and CRISC security and risk certifications provide valuable experience to the Board and the Company.

21	2022 Proxy Statement | Proposal 1—Election of Directors

Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2022

Our Audit Committee has appointed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the Company’s 2022 fiscal year. Our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm. The Audit Committee is also responsible for the negotiation of audit fees payable to Crowe. While the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Crowe in the future. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and its shareholders.
Representatives of Crowe are anticipated to attend the Annual Meeting and will be available for questions from shareholders who have submitted their questions electronically prior to or during the Annual Meeting. No formal statement by representatives of Crowe is anticipated at the Annual Meeting.
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed for audit services, as well as fees billed with respect to audit-related, tax and all other services, provided by Crowe to the Company and its related entities for the last two fiscal years. Any engagement of the Company’s independent registered public accounting firm for permissible audit, audit-related, tax and other services are preapproved by the Audit Committee. The Audit Committee may provide a general preapproval for a particular type of service or require specific preapproval.
Fees by Category	2021	2020
Audit Fees	$1,220,500	$1,140,500
Audit-Related Fees	$93,000	$176,570
Tax Fees	$101,363	$132,183
All Other Fees	$0	$0
TOTAL	$1,414,863	$1,449,253
Description of Services:
Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, HUD audit services, and services that are normally provided in connection with statutory or regulatory filings or engagements.
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits. For 2020 this also included fees related to comfort letter procedures in connection with the registration statement on the Company’s Form S-3 filed with the Securities and Exchange Commission.
Tax Fees consist of fees for professional services for tax preparation and services related to REIT testing procedures, compliance, tax planning, and tax consultation.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

2022 Proxy Statement | Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2022	22

Report of the Audit Committee
In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Crowe the audited financial statements for the year ended December 31, 2021 and Crowe’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Crowe the matters that are required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
Crowe has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Crowe that firm’s independence. The Audit Committee has concluded that Crowe’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Crowe’s independence.
The Audit Committee discussed with the Company’s internal auditors and Crowe the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and with Crowe, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee, on February 18, 2022, recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Members of the Audit Committee
William J. Kramer, Chair
Vincent A. Berta
John T. Neighbours
Maribeth S. Rahe
23	2022 Proxy Statement |	Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2022

Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation

As required pursuant to Section 14A of the Securities and Exchange Act of 1934, we are asking our shareholders to approve, on a (non-binding) advisory basis, the compensation of the Company’s named executive officers (“named executive officers” or “NEOs”) identified in the Summary Compensation Table included in the Executive Compensation portion of this proxy statement beginning at page 38. While this vote is advisory, and not binding on our Company, it will provide information to us regarding shareholder sentiment about our compensation principles and objectives and may be considered in future executive compensation related decisions. As determined by our shareholders most recently at the 2017 Annual Meeting of Shareholders, we request this advisory approval each year.
We strongly encourage you to review the Executive Compensation—Compensation Discussion and Analysis section of this proxy statement as well as the Summary Compensation Table and other related compensation tables for detailed information about the compensation of our NEOs when making your voting decision on this proposal.
We believe our compensation program has contributed to our Company’s recent and long-term successes. Our compensation philosophy is based on the following guiding principles and that our executive compensation programs:
■
Drive alignment between Company strategy, executive pay, and shareholder value creation;

■
Drive alignment between an executive’s performance and the interests of shareholders by tying compensation to our Company’s performance, also known as “Pay for Performance;”

■
Attract, motivate, and retain key talent to deliver consistent, long-term performance; and

■
Incorporate proper governance practices to prevent or mitigate inappropriate risk-taking.

We believe information provided in the Executive Compensation portion of this proxy statement demonstrates that our executive compensation program has been designed appropriately to ensure our management’s interests are aligned with our shareholders’ interest to support long-term value creation and to differentiate pay based on our performance within our peer group.
Your vote is requested on the following resolution:
RESOLVED, that the shareholders of First Financial Bancorp. approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders.
The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.
2022 Proxy Statement | Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation	24

Share Ownership

A beneficial owner of shares is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause a sale or other disposition of the shares. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days. For this reason, the following tables may include stock options that are exercisable and that will become exercisable within 60 days.
Principal Shareholders
The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of December 31, 2021.
	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,773,9791	14.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,348,0712	11.04%
Macquarie Group Limited 50 Martin Place Sydney, New South Wales, Australia	6,009,2843	6.41%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	5,609,4834	6.00%

1.
Information based upon a Schedule 13G/A filed on January 27, 2022. As of December 31, 2021, BlackRock had sole voting power of 13,562,882 shares and sole dispositive power of 13,773,979 shares.

2.
Information based on a Schedule 13G/A filed on February 10, 2022. As of December 31, 2021, Vanguard had shared power to vote 80,978 shares; sole dispositive power of 10,184,898 shares; and shared dispositive power of 163,173 shares.

3.
Information based on a Schedule 13G/A filed on February 14, 2022, by Macquarie Group Limited on behalf of itself and Macquarie Management Holdings Inc., Macquarie Investment Management Business Trust and Macquarie Investment Management Group Limited. As of December 31, 2021, Macquarie Management Holdings Inc. had sole voting and dispositive power over 5,970,714 shares, Macquarie Investment Management Business Trust had sole voting and dispositive power over 5,970,714 shares, and Macquarie Investment Management Group Limited had sole voting and dispositive power over 3,650 shares. Macquarie Group Limited is deemed to beneficially own 6,009,284 shares due to their ownership of the entities above. The principal address of Macquarie Investment Management Global Limited is 50 Martin Place, Sydney, New South Wales, Australia. The address of Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

4.
Information based on a Schedule 13/G filed on February 8, 2022. As of December 31, 2021, Dimensional Fund Advisors LP had sole power to vote 5,494,141 shares and sole dispositive power of 5,609,483 shares. Shares are owned by funds in which Dimensional or one of its subsidiaries acts as investment advisor, sub-advisor and/or manager, and although Dimensional or its subsidiaries may possess voting and/or investment power over the securities and may be deemed the beneficial owner of the shares, Dimensional disclaims beneficial ownership of such securities.

25	2022 Proxy Statement | Share Ownership

Shareholdings of Directors, Executive Officers and Nominees for Director
The following table shows the number of shares of First Financial beneficially owned, as of March 25, 2022, by our directors, including nominees for director, and executive officers. We include beneficial ownership of common stock for each director (including all nominees for director), each named executive officer, and all directors and executive officers as a group.
	Amount and Nature of Beneficial Ownership
Name	Common Shares Beneficially Owned	Percent of Class
Non-Employee Directors
William G. Barron	814,6512	*
Vincent A. Berta	27,5283	*
Cynthia O. Booth	31,352	*
Claude E. Davis	127,011	*
Corinne R. Finnerty	66,2324	*
Susan L. Knust	55,0075	*
William J. Kramer	37,629	*
John T. Neighbours	18,057	*
Thomas M. O’Brien	55,5436	*
Maribeth S. Rahe	45,896	*
Gary W. Warzala	0	*
Named Executive Officers
Archie M. Brown	236,4611,7	*
James M. Anderson	100,3271,8	*
Richard S. Dennen	113,5561	*
John M. Gavigan	55,5821	*
Karen B. Woods	52,3821	*
Catherine Myers	14,5311,9	*
Andrew Hauck	38,4361	*
3 remaining executive officers	104,495	*
All executive officers and directors as a group (21 persons)	1,994,676	2.11%

*
Less than 1%

1.
Includes unvested performance-based restricted shares (Brown—61,908; Anderson—18,068; Dennen—20,372; Gavigan—15,299; Woods—16,768, Myers—5,548; Hauck—11,232). Executives retain voting and dividend (subject to escrow until vesting) rights on unvested performance-based restricted shares.

2.
Includes 2,750 shares jointly owned with spouse, 74,155 shares owned by spouse, and 656,200 shares owned by family trusts.

3.
Includes 25,494 shares owned by revocable trust.

4.
Includes 20,086 shares jointly owned with spouse.

5.
Includes 21,072 shares owned by revocable trust and 4,231 shares owned by spouse in revocable trust.

6.
Includes 16,943 shares jointly owned with spouse in revocable trust.

7.
Includes 88,374 shares jointly owned with spouse and 46,009 shares held by 401(k) Savings Plan.

2022 Proxy Statement | Share Ownership	26

8.
Includes 18,700 shares owned by 401(k) Savings Plan, 481 shares owned for benefit of daughter and 704 shares owned for benefit of son.

9.
As of retirement on June 30, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10 percent of a registered class of First Financial’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.
Based solely on a review of the copies of these Forms 3, 4, and 5 that are publicly available on the SEC’s Edgar filing system and written representations from certain reporting persons that they were not required to file a Form 5 for the specific fiscal year, First Financial believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions completed in 2021, with the exception of (i) one transaction on Form 4 for Thomas O’Brien and (ii) two transactions on Form 4 for Susan Knust.
27	2022 Proxy Statement | Share Ownership

Corporate Governance

General
At First Financial we are committed to conducting business in accordance with our Corporate Strategy, which defines why we exist, and our Corporate Strategic Intent, which defines what we believe in.
Why do we exist? We exist to be a positive influence to help our clients and communities thrive.

What do we believe in?
Our Company We are confident in our collective abilities and believe that lives are made better by our existence.
Whole-life Balance Our associates should experience wellbeing in all areas of their lives.
Being in-it Together Our team-based approach means we are all in it together—we collaborate and innovate to improve the lives of others.
Mutual Respect We seek out, value and respect differences—in opinions, expertise and experiences.
Doing the Right Thing We do the right thing for each other, our clients, communities and shareholders.
Our Corporate Strategy and our Code of Conduct guide us in managing our business in line with high standards of business practices and in the best interest of our shareholders, clients, associates and stakeholders.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to everyone at First Financial: our directors, officers and associates. The Code of Conduct identifies our commitment to our values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our communities. The Code of Conduct provides guidance on compliance with laws and regulations, non-discrimination, diversity and equal opportunity, protecting Company assets and confidential information, conflicts of interest, accuracy of records and information reporting, and our responsibilities to the communities in which we conduct business. The Code of Conduct also encourages associates to report any illegal or unethical behavior. All newly hired associates are required to certify that they have reviewed and understand the Code of Conduct. In addition, each year all other associates receive training and are asked to affirmatively acknowledge their obligation to follow the Code of Conduct.
2022 Proxy Statement | Corporate Governance	28

Code of Ethics for the CEO and Senior Financial Officers
Our Board has also adopted a Code of Ethics for our chief executive officer and senior financial officers that provides further guidance about their responsibilities for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC.
Corporate Governance Principles
We believe that effective corporate governance is built on adherence to a number of “best practices.” These practices are consistent with the Board’s responsibilities to effectively oversee the Company’s strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect our shareholders’ interests. Accordingly, the Board has developed and follows our Corporate Governance Principles to set forth common procedures and standards relating to corporate governance. The Corporate Governance Principles cover, among other things, board composition, executive sessions of the Board, director qualifications, director responsibilities, director independence, voting for directors, limitations on membership on other boards, continuing education for members of the Board, and Board performance evaluations.
Policies and Procedures Relating to Complaints
The Audit Committee has approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. These procedures also provide for the submission by associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.
Please visit the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/about/investor-relations.html) to learn more about our corporate governance practices and access the following documents:
■ Code of Conduct ■ Corporate Governance Principles	■ Code of Ethics for the CEO and Senior Financial Officers ■ Charters for our Board Committees
Our Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the Board and management of First Financial. Our Board, with the assistance of the Enterprise Risk and Compliance Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is designed to enable effective and efficient identification, assessment, measurement and management of critical enterprise risks and to align risk appetite and strategy. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk and promote visibility and constructive dialogue around risk at all levels of the organization, enhance risk response decisions, and reduce the potential for operational losses.
The Company’s risk governance structure starts with each line of business being responsible for managing its own risks. The Company employs a second line to monitor and provide support to the lines of business while aggregating risks of a similar nature horizontally across units within the organization (e.g. credit, reputation, operational), and a third line internal audit function. Various risk-related committees whose members are comprised of representatives from the lines of business, risk management, audit, and senior management report to the Enterprise Risk Management Committee (“ERMC”). The ERMC is comprised of executive and senior management and is the focal point within our Company to monitor, evaluate, and recommend comprehensive policies and solutions to deal with all aspects of existing and emerging risks, to evaluate effective mitigating and compensating controls, and to assess the adequacy of any risk remediation plans in the Company’s businesses.
The Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees. The Chief Risk Officer provides the Board with a quarterly risk profile of the Company, as well as a report on the risk level and trend of each identified risk discipline of the Company compared to Board-established risk appetite and tolerances. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risks and controls gathered from various internal Company operations. Management then develops risk response plans for risks or controls categorized as needing management
29	2022 Proxy Statement | Corporate Governance

focus. Management provides regular reports on the existing and emerging risk portfolio and risk response and monitoring efforts to the ERMC and to the Enterprise Risk and Compliance Committee of our Board.
Risk and Cybersecurity
In addition to its general responsibility to monitor and assess Company risks and controls, the Enterprise Risk and Compliance Committee of the Board has oversight responsibility for the Company’s efforts to respond to the increasing cyber and technology related risks. The Company’s Chief Information Security Officer chairs the Cybersecurity ERM Committee, attends all quarterly meetings of the ERMC and the Board Enterprise Risk and Compliance Committee and provides a report on the Company’s cybersecurity risks and framework, and provides a full cybersecurity report to the full Board of Directors annually. The Company continues to strengthen its infrastructure and staffing and enhance its comprehensive cybersecurity and technology controls. Improving our resiliency against cybersecurity threats remains a key focus for our Board and all levels of management. Among other actions, we have more clearly identified first-line roles, responsibilities and accountability, provided increased training for all employees, engaged in annual cross-functional cyber table top exercises, and continued to improve and enhance internal reporting to the Board and its respective committees, including the results of regularly-performed systems vulnerability scans and other controls testing. The Office of Information Security and the Company’s internal auditors periodically engage third parties to help assess the maturity of the Company’s cybersecurity efforts and assist it in better managing risks. The Company also maintains cybersecurity insurance to provide coverage in the event of a loss. To date, the Company has not experienced such a breach.
Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees. Additional information concerning each of the following committees may be found in the “Corporate Governance—Board Committees” section of this proxy statement.

■
The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department.

■
The Capital Markets Committee oversees the Company’s capital markets, treasury and capital planning activities.

■
The Diversity and Inclusion Committee oversees the Company’s diversity, equity and inclusion initiatives.

■
The Executive Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks.

■
The Enterprise Risk and Compliance Committee assists the Board in overseeing enterprise-wide risks, including credit, regulatory compliance, market, operational, technology, legal, strategic, and reputation risks.

■
The Corporate Governance and Nominating Committee (“CGNC”) oversees our corporate governance functions.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks. Select members of management attend our Board and Board committee meetings (other than executive sessions) and are available for questions regarding particular areas of risk.
Corporate Responsibility
Our core beliefs define who we are as a company and how we interact with our employees, our communities, our shareholders and our environment. Our Corporate Responsibility Steering Committee, comprised of members of executive management as well as our Chief Corporate Responsibility Officer, oversees and guides the Company’s environmental, social and governance (“ESG”) efforts, including establishing and implementing strategy and goals in various areas, such as diversity, engagement, community investment and community service, to name just a few. We also have a cross-functional working group to establish metrics, gather information and research goals for additional ESG initiatives. Our Board of Directors is actively engaged in our corporate responsibility efforts, with quarterly reviews by the Executive Compensation Committee of our commitment to our employees, our Diversity and Inclusion Committee of our commitment to diversity, equity and inclusion, and our Corporate Governance and Nominating Committee of our commitment to our communities, customers and the environment. Our first Corporate Responsibility Report which details our ESG approach
2022 Proxy Statement | Corporate Governance	30

and summarizes our current ESG efforts can be found on our website at bankatfirst.com/about/corporate-social-responsibility.html. Our Corporate Responsibility Report and our website are not a part of, or incorporated by reference in, this proxy statement for any purpose.
Shareholder Engagement
The Board of Directors values the perspectives of our shareholders and intends to solicit feedback from our largest shareholders annually. Discussions in 2021 were led by our Lead Director and Chair of the Corporate Governance and Nominating Committee, Vincent A. Berta, with participation by the Company’s Chief Financial Officer, General Counsel, and Chief Corporate Responsibility Officer. The results of the conversations were reported to the CGNC, the Compensation Committee and the full Board of Directors periodically.
During 2021, the Company proactively reached out to holders of 59% of the Company’s shares, which included 23 of the largest shareholders of the Company. We held meetings with shareholders representing approximately 19% of our shareholder base.
The following table outlines the feedback we received during our engagement efforts in 2021 and how we responded:
What We Heard	How We Responded
Some shareholders expressed an interest in additional disclosure regarding diversity within the Company, including metrics or KPIs the Company uses to measure performance.	The Company is in the process of completing its first Corporate Responsibility Report, a copy of which will be available on our website at bankatfirst.com/about/corporate-social-responsibility.html. The Report will include additional detail regarding our diversity and efforts we are taking to increase diversity at all levels within the Company.
Some shareholders encouraged us to include standardized ESG metrics, such as the Sustainability Accounting Standards Board (SASB) or the Task Force on Climate-Related Financial Disclosure (TCFD) in our corporate responsibility disclosure.	We have published a separate SASB report in connection with our publication of our first Corporate Responsibility Report. We are considering the metrics proposed by TCFD and will incorporate those metrics as appropriate in subsequent reporting.
Director Independence
Our Board has determined that all of our directors, except Claude E. Davis, who served as Executive Chair and Chief Executive Officer within the past three years, and Archie M. Brown, our current Chief Executive Officer, are independent directors as that term is defined in the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”). In addition, our Board has determined that each member of the Audit, Executive Compensation, and Corporate Governance and Nominating Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market and the Securities Exchange Act of 1934 applicable to audit committee members. These determinations are made annually, most recently in March 2022.
Under the Nasdaq Rules and our Corporate Governance Principles, independent directors must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. In making this determination, our Board reviews and evaluates transactions and relationships with Board members to determine the independence of each of the members. In making the independence determinations for each of the directors, the Board took into consideration any transactions and relationships that would be required to be disclosed in this proxy statement under “Review and Approval of Related Person Transactions” below.
Board Leadership Structure
Beginning in 2018, our Board leadership structure changed to include an Executive Chair (Claude E. Davis) and an independent Lead Director (currently Vincent A. Berta). Claude Davis retired from his position as an employee of the Company on December 31, 2019, but remains Chair of the Board, with responsibility for presiding over each Board meeting and performing such other duties as may be incident to the office as determined by the Board. Because Mr. Davis is not independent due to his previous role as CEO and Executive Chair, the Board intends to continue to have an independent Lead Director. The Lead Director has responsibility for consulting with the Chair regarding Board meetings and meeting agendas, acting as a liaison between the Chair and the independent directors with respect to various matters, and leading executive sessions of the independent directors. Although our corporate documents would allow our chair to also hold the position of chief executive officer, our Corporate Governance Principles provide that these two positions must be separate.
31	2022 Proxy Statement | Corporate Governance

The Board believes that the existing structure with an independent Lead Director has worked effectively, particularly with respect to the Lead Director’s role as liaison between the Chair and the independent directors. The Chair, Mr. Davis, is best situated to serve as chair of the board because of his extensive experience in the banking industry and his history as former President and CEO of the Company, and the Company and the shareholders are well served by having his industry expertise, knowledge and visibility in the role. The Board intends to continue to evaluate the appropriate structure of the Board from time to time.
Board Self-Assessment
Our Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board conducts annual self-assessments.
Evaluating Nominees and Electing Directors
Evaluating Nominees
The CGNC evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the Board. The criteria evaluated by the CGNC may include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, industry knowledge, public company experience, professional reputation, and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes, and skills). The CGNC recognizes that diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The CGNC also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert” if appropriate for governance needs, is available to serve, and is not subject to any disqualifying factor. No single individual trait is given particular weight in the decision process.
Policy on Majority Voting
Although our Articles of Incorporation and Amended Regulations provide that director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, our Board has adopted a policy on majority voting for the election of directors that is included in our Corporate Governance Principles. The majority voting policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.
Upon its receipt of a resignation from a director who has not received the requisite shareholder vote, the CGNC will then consider the resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In making its recommendation to the Board, the CGNC will consider all factors deemed relevant by members of the committee, including the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible, and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.
The CGNC also will consider a range of possible alternatives concerning the director’s tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the CGNC’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives raised by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.
2022 Proxy Statement | Corporate Governance	32

Shareholder Nominations for Election to the Board
The CGNC will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Amended Regulations. In order to be recommended for a position on the Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education, have the skills necessary to make an effective contribution to the Board. In connection with next year’s Annual Meeting of Shareholders, the CGNC will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 23, 2023, as provided in the Amended Regulations. Notice of a proposed nomination must include the information outlined in the Amended Regulations and should be sent to First Financial Bancorp., Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.
Director Education
We recognize the importance of our directors keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. The Board also encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.
Share Ownership Guidelines
The Company maintains a share ownership requirement for its non-employee directors equal to five times the director’s annual cash retainer. If a director is not in compliance with the share ownership requirement, he or she is required to hold 75% of the net after tax shares received by the director as part of the annual retainer until the share ownership requirement is met.
All directors are currently in compliance with the share ownership requirements.
In calculating directors’ share ownership, the Company includes shares owned individually and unvested restricted shares.
We have also implemented stock ownership and retention guidelines for our named executive officers described further in the Executive Compensation portion of this proxy statement.
Succession Planning
In light of the critical importance of executive leadership to our success, we have instituted an annual succession planning process which is guided by the CGNC.
The succession planning process addresses
■ our chief executive officer position, ■ the positions directly reporting to the chief executive officer, and	■ senior-level managers enterprise-wide.
Management regularly identifies high-potential executives for
■ additional responsibilities, ■ new positions, ■ promotions,	■ or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders.
The CGNC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.
33	2022 Proxy Statement | Corporate Governance

Meetings of the Board of Directors and Committees of the Board
During 2021, the Board held thirteen scheduled meetings. We believe it is important for our directors to participate in board and committee meetings. A director who participates in fewer than 75% of scheduled meetings of the Board and committees of which the director is a member, or who does not attend the annual meeting of shareholders, unless excused by the Board, is subject to not being re-nominated to the Board. In 2021, all directors attended more than 75% of the scheduled meetings and all directors attended the 2021 Annual Meeting of Shareholders.
The Board also held nine executive sessions in 2021 where only independent directors were present.
Board Committees
Through March 31, 2022, our Board had established the following standing committees: Audit Committee, Capital Markets Committee, Executive Compensation Committee (the “Compensation Committee”), Corporate Governance and Nominating Committee, Diversity and Inclusion Committee, and Enterprise Risk and Compliance Committee. Each committee operates pursuant to a committee charter that is approved by the Board, which is the case for the CGNC Charter, or by the CGNC to whom the Board has delegated the authority to approve other committee charters. Each Board committee serves as a joint board committee of First Financial Bank in addition to being a Board committee of First Financial Bancorp.
The charters of the Audit, Compensation, Corporate Governance and Nominating and Enterprise Risk and Compliance Committees each comply with current Nasdaq Rules relating to charters and corporate governance. Each of these charters is available under the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/about/investor-relations.html).
Audit Committee
Members: William J. Kramer, Chair, Maribeth S. Rahe, Vice Chair, Vincent A. Berta, John Neighbours
Number of Meetings in 2021: 9
Committee Primary Responsibilities:
■ Monitor the integrity of the consolidated financial statements of the Company.	■ Monitor compliance with the Company’s Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers.
■ Evaluate and monitor the qualifications and independence of the Company’s independent auditors.	■ Evaluate and monitor the performance of the Company’s internal audit function and independent auditors, with respect to First Financial and its subsidiaries
All members of the Audit Committee were determined to meet the independence and financial literacy standards of the Nasdaq Rules. Directors Kramer, Rahe, and Berta are “audit committee financial experts” for purposes of SEC regulations.
Compensation Committee
Members: Thomas M. O’Brien, Chair, Susan L. Knust, Vice Chair, William J. Kramer
Number of Meetings in 2021: 5
Committee Primary Responsibilities:
■ Determine and approve the compensation of the CEO and each executive officer of the Company.	■ Evaluate the performance of the Company’s CEO for all elements of compensation and all other executive officers with respect to incentive goals and compensation.
■ Review and evaluate all equity and benefit plans of the Company.	■ Oversee the preparation of the compensation discussion and analysis and recommend to the full Board its inclusion in the annual proxy statement.
2022 Proxy Statement | Corporate Governance	34

■ Annually review the incentive compensation arrangements to see that such arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company.	■ Recommend to the Board compensation for non-employee directors.
All members of the Compensation Committee were determined to meet the independence standards of the Nasdaq Rules.
Corporate Governance and Nominating Committee
Members: Vincent A. Berta, Chair, William G. Barron, Corinne R. Finnerty, Thomas O’Brien
Number of Meetings in 2021: 4
Committee Primary Responsibilities:
■ Develop and periodically review the effectiveness of the Company’s Corporate Governance Principles.	■ Monitor and protect the Board’s independence.
■ Consult with the Chair of the Board concerning the appropriate Board committee structures and appointment of members to each committee of the Board.	■ Establish procedures for the director nomination process and recommend nominees for election to the Board.
■ Oversee the formal evaluation of the Board and all Board committees, including any formal assessment of individual directors.	■ Review shareholder proposals and proposed responses.
■ Promote the quality of directors through continuing education experiences. ■ Oversee the Company’s Corporate Responsibility program and strategies
■
Annually delegate to the respective committees of the Board or to management, the authority and responsibility for reviewing and approving policies and procedures of the Board (including the board of directors of First Financial Bank) in connection with the Company’s ERM program.

All members of the CGNC were determined to meet the independence standards of the Nasdaq Rules.
Enterprise Risk and Compliance Committee
Members: Cynthia Booth, Chair, William G. Barron, Vice Chair, Claude E. Davis, Corinne R. Finnerty
Number of Meetings in 2021: 4
Committee Primary Responsibilities:

■
Review with management the Company’s procedures and techniques to measure the Company’s risk exposures and for identifying, evaluating and managing the significant risks to which the Company is exposed and approve related policies.

■ Monitor the Company’s risk management performance and ensure that the Company’s risk management policies for significant risks are being adhered to.
■ Consider and provide advice to the Board on the risk impact of any strategic decision that the Board may be contemplating.	■ Periodically examine the risk culture of the Company.
■ Periodically set the risk appetite for the Company and monitor compliance with the risk appetite statement including development of risk tolerances, targets and limits.	■ Review the Company’s credit portfolio.
■ Review disclosures regarding risk in annual and, if necessary, quarterly SEC filings.
35	2022 Proxy Statement | Corporate Governance

Capital Markets Committee
Members: Maribeth S. Rahe, Chair, Cynthia O. Booth, Susan L. Knust
Number of Meetings in 2021: 4
Committee Primary Responsibilities:

■
Monitor the management of the purchase, sale, exchange, and other disposition of the investments of the Company, including review of management reports concerning current equity debt security investment positions.

■
Monitor the investment activities of the Company to ensure compliance with external regulations and the Company’s applicable policies including requirements relating to composition, diversification, credit risk, and yield.

■
Monitor the capital position of the Company and the capital management activities undertaken by the Company to ensure that capital levels are maintained in accordance with regulatory requirements and management directives.

■ Monitor and oversee interest rate risk, capital market activities, the investment portfolio, and capital planning of First Financial Bank.
Diversity and Inclusion Committee
Members: Cynthia O. Booth, Chair, Archie M. Brown, Claude E. Davis, Corinne R. Finnerty, Thomas M. O’Brien
Number of Meetings in 2021: 4
Committee Primary Responsibilities:
■ Oversee the DEI Council to advance the diversity, equity and inclusion vision of the Company.	■ Monitor activities in building and developing employees’ personal and professional awareness and understanding of diversity, equity and inclusion through education, training and opportunities.

■
Monitor the development and implementation of the Company’s diversity, equity and inclusion goals and initiatives, including proper alignment of leadership, and diverse talent recruitment and career advancement.

■ Monitor the messaging and community outreach to ensure First Financial Bank is connecting with diverse consumers and supporting community events that align with our values.
Review and Approval of Related Person Transactions
Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions and transactions that may otherwise affect the independence of a director. The responses to these questionnaires are reviewed by the General Counsel and Corporate Secretary of the Company, and outside counsel if appropriate, to determine if there are related person transactions. Pursuant to the Governance Principles of the Board of Directors, any potential related person transaction (regardless of dollar amount) is required to be submitted to the Audit Committee of the Board for approval at a meeting of the Audit Committee, and would also be considered annually by the CGNC when making independence determinations. The determinations of each Committee are documented in the minutes of its meetings.
Pursuant to the Corporate Governance Principles, no director shall perform professional services for the Company or its affiliates in a manner that interferes with that director’s independence under the Nasdaq Rules. This prohibition applies to services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. This prohibition does not apply to professional services that are provided by the director to clients of the Company (or its affiliates) where the Company (or its affiliates) has not given instruction that the service be provided by the director and the Company (or its affiliates) is not the party responsible for payment for the professional services. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services may include services such as investment services, insurance services, accounting/auditing services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services, and IT consulting services.
2022 Proxy Statement | Corporate Governance	36

First Financial Bank has, and expects to have in the future, banking relationships in the ordinary course of business with directors, executive officers, principal shareholders, and their affiliates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Normal, arms-length banking relationships entered into in the ordinary course of business, and consistent with applicable federal banking regulations, are not considered to interfere with a director’s independence. Service specialization, rate concessions, fee concessions, or other service or product modifications may similarly be offered to directors and executive officers, and their affiliates, if the same would be offered to other similarly situated clients on a non-discriminatory basis in the ordinary course of business. All loans or extensions of credit to a director or officer, or their affiliates, (i) were made in compliance with Federal Reserve Board Regulation O, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and nature of collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and iv) did not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company or its subsidiaries from time to time may pay immaterial amounts for such items as event sponsorships and contributions to not-for-profit entities with which our directors have relationships and which payments are in furtherance of our Company’s business interests.
Transactions with Related Parties
During 2021, no related person transactions involving our directors or executive officers (or members of their immediate family) requiring disclosure in this proxy statement were identified nor are any such related person transactions currently proposed.
Compensation Committee Interlocks and Insider Participation
During 2021, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2021 on the board of directors or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All banking or financial services transactions between the Compensation Committee members and First Financial Bank were entered into in the ordinary course of business. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company’s Compensation Committee.
Policy Against Hedging Activities
Our Insider Trading Policy prohibits our directors, officers and associates from engaging in any hedging transactions with respect to First Financial shares, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and trading in any derivative security relating to First Financial shares.
Executive Officers
Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC under the heading “Information About Our Executive Officers,” which is incorporated into this Proxy Statement by reference.
Communicating with the Board of Directors
Shareholders may send communications to the Company’s Board or to individual directors by writing to:
Attn: Board of Directors (or name of individual director)
First Financial Bancorp.
255 E. Fifth Street, Suite 2900
Cincinnati, OH 45202
Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the CGNC, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee or his delegate.
Shareholders may also contact the Company’s Corporate Secretary, Karen B. Woods, at First Financial Bancorp., 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.
Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/about/investor-relations.html under the “Corporate Governance” tab, by clicking on the link “Communicating with the Board of Directors.”
37	2022 Proxy Statement | Corporate Governance

Executive Compensation

Compensation Discussion and Analysis

I. Executive Summary
Introduction
This Compensation Discussion and Analysis (this “CD&A”) describes and explains the material elements of 2021 compensation for our Chief Executive Officer, our Chief Financial Officer, and our other highly compensated executive officers. Detailed information regarding the compensation of these executive officers, also called “Named Executive Officers” or “NEOs”, is set forth in the tables following this CD&A. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee (or the “Committee”) of our Board arrived at specific compensation policies and decisions involving the NEOs.
For 2021, our Named Executive Officers are:
Name	Title
Archie M. Brown	President and Chief Executive Officer
James M. Anderson	Chief Financial Officer
John M. Gavigan	Chief Operating Officer
Karen B. Woods	General Counsel and Chief Administrative Officer
Richard S. Dennen1	Chief Corporate Banking Officer
Cathy Myers2	Chief Consumer Banking Officer
Andrew Hauck3	EVP, Commercial Banking

1.
Mr. Dennen became Chief Corporate Banking Officer on April 5, 2021.

2.
Mrs. Myers retired effective June 30, 2021.

3.
Mr. Hauck’s role with the Company changed on April 5, 2021, but he remains an employee of the Company in a non-executive role.

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation). This CD&A contains information that is important to your voting decision.
2022 Proxy Statement | Executive Compensation	38

2021 Business Highlights
Notwithstanding the continued challenges of the COVID-19 pandemic, 2021 was a highly successful year for the Company. As in 2020, the Company prioritized the health and safety of its associates and customers, while continuing to assist clients and communities as they work through the financial and economic effects of the pandemic. Because of the success of these efforts, the Company was able to re-turn towards growth in 2021, resulting in favorable financial performance. The Company exceeded its net income targets, experienced growth in deposit balances and strong fee income, and improved loan growth. The Company also realized substantial income from its efforts during 2020 and 2021 related to the U.S. Government’s CARES Act and the Small Business Association’s Paycheck Protection Program which offset the continued historically low interest rate environment. Our 2021 highlights include:
■
generating commercial loans in excess of $1.2 billion, 21% over 2020 results;

■
generating record fee income, including $45 million in fees by our foreign exchange division, an increase of 14% from 2020;

■
naming our first Corporate Responsibility Officer and taking the steps necessary to issue our first Corporate Responsibility Report in 2022;

■
continuing our focus on Diversity, Equity and Inclusion, including providing Unconscious Bias training to over 90% of our associates;

■
purchasing Summit Funding Group, the fourth largest independent equipment financing platform in the United States, in December 2021;

■
achieving an “Outstanding” rating in our 2021 Community Reinvestment Act examination from the Federal Reserve Board; and

■
returning substantially all of our workforce to our offices by August 2021.

We continued implementation of our strategic plans in 2021, including significant investment in technology. Some additional highlights of our performance include:
■
launching our new wealth management brand, Yellow Cardinal Advisory Group, and offering our wealth clients expanded services through the addition of new talent and a new online wealth portal;

■
enhancing our online offerings with additional features, including self-service disputes, Voice ID and secure chat;

■
reorganizing both our consumer and commercial business models through segmentation and the creation of a hub and spoke model, both of which are designed to increase responsiveness to the needs of our clients by enabling more localized sales and service capabilities; and

■
substantially investing in the maturity of our cybersecurity program, including investments in data loss prevention, identity and access management, customer security and 3rd party risk management.

Despite the economic headwinds of the pandemic, the Company continued to achieve strong financial success:
■
achieving net income of $2.14 per diluted share, an increase of 34.59% over 2020;

■
return on assets of 1.28%;

■
continued quarterly dividend of $0.23 per share;

■
continued strong credit quality, with a classified asset ratio of 0.64% as of December 31, 2021;

■
maintenance of a strong capital position, with a Total Capital Ratio of 14.10% and a Common Equity Tier 1 Capital Ratio of 10.84%; and

■
maintenance of a strong net interest margin of 3.31% on a fully tax equivalent basis as of December 31, 2021.

39	2022 Proxy Statement | Executive Compensation

Diluted EPS

$0.51
$0.50
$0.58
$0.63
$0.58
$0.49
$0.48
$0.52
$0.63
$0.50
4Q20
1Q21
2Q21
3Q21
4Q21
Diluted EPS
Adjusted EPS[1]

Return on Average Assets

1.23%
1.24%
1.39%
1.49%
1.34%
1.20%
1.20%
1.26%
1.49%
1.16%
4Q20
1Q21
2Q21
3Q21
4Q21
ROA
Adjusted ROA[1]

Return on Avg Tangible Common Equity

15.94%
15.80%
18.03%
19.00%
17.43%
15.50%
15.24%
16.31%
19.03%
15.11%
4Q20
1Q21
2Q21
3Q21
4Q21
ROATCE
Adjusted ROATCE[1]

Efficiency Ratio

63.8%
56.8%
60.0%
58.4%
63.5%
58.4%
63.5%
60.1%
70.1%
60.2%
4Q20
1Q21
2Q21
3Q21
4Q21
Efficiency Ratio
Adjusted Efficiency Ratio[1]

1.
Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

2021 Executive Compensation Highlights
During 2021, the Compensation Committee made several decisions in response to the pandemic’s impact on the Company’s earnings, while continuing to provide leadership and oversight of compensation-related strategic priorities. Its activities included:
■
engagement in considerable outreach to the Company’s institutional shareholders, soliciting feedback on the Company’s compensation programs as discussed more fully under 2021 Shareholder Engagement below;

■
along with the Company’s compensation consultant, consideration of the impact of the pandemic on the Company’s STI and LTI incentive plans, including consideration of whether such plans, or the payouts under those plans, should be adjusted as a result of events beyond the Company’s control;

■
monitoring and implementation of a pay equity project, designed to ensure all associates are compensated fairly regardless of race or gender; and

■
continuous review of compensation for the Company’s executive and other officers to ensure that the compensation program encourages and rewards growth of long-term shareholder value and aligns with the Company’s strategic plan and business goals.

Significant Committee decisions included the following:
■
replacing absolute adjusted operating expenses with absolute earnings per share as a performance measure in our short-term incentive plan for 2021;

■
keeping executive salaries flat in 2021 in recognition of the continuing economic uncertainty, and in particular uncertainty surrounding credit, caused by the pandemic; and

■
approving 2021 short-term incentive payouts (paid in 2022) of 156.2% of target for all participating employees based on our performance results on the goals established at the beginning of 2020.

2022 Proxy Statement | Executive Compensation	40

2021 Shareholder Engagement
Historically the Company has received a strong shareholder approval in favor of its “say on pay” resolution, including 98% in 2019 and 97% in 2018. However, at our May 2020 Annual Meeting, our Company received approximately 70% support from shareholders. We conducted significant shareholder outreach both in advance of and following the 2020 Annual Meeting to understand the perspectives of our shareholders and what led to the reduced support. As discussed in last year’s proxy, we made changes to our program in response to the shareholder feedback we received. Our shareholder approval for “say on pay” increased to approximately 96% at our May 2021 Annual Meeting, reflecting strong support to the response we provided to the 2020 vote. We have continued to solicit input on our executive compensation programs through our shareholder outreach programs, as discussed in more detail in the Shareholder Engagement section of this Proxy Statement on page 31.
Best Practices
Our Compensation Committee follows many compensation and corporate governance best practices when establishing executive compensation:
What We Do	What We Don’t Do
✓ Mandate that all members of the Compensation Committee must be independent	✗ Include tax gross-ups in our compensation plans
✓ Impose robust stock ownership guidelines on our executive officers	✗ Provide our executives with significant perquisites
✓ Emphasize long-term compensation for executives, including a three-year vesting period on all long-term incentive awards	✗ Pay dividends on unvested restricted stock. All dividends accrue and are paid only on earned shares once the stock has vested
✓ Regularly obtain guidance from an independent compensation consultant as to the amount and design of compensation	✗ Allow our directors, executives or other employees to hedge, pledge or sell short our stock
✓ Require a double trigger in the event of a change in control (both a change in control and an involuntary termination or reduction in compensation must occur) before severance awards may be paid	✗ Allow shares forfeited under our equity plans to be re-issued (share recycling)
✓ Require a double trigger for the acceleration of vesting of our equity awards in the event of a change in control	✗ Allow for the repricing of any stock options
✓ Require a clawback of incentive compensation in the event of fraud that results in the restatement of our financial statements or willful misconduct
✓ Permit discretion by the Compensation Committee to adjust compensation for various factors, including its assessment of the quality of risk management
✓ Consider the Company’s “say-on-pay” vote results when making compensation decisions
II. Compensation Philosophy and Objectives
The compensation program adopted by the Compensation Committee is designed to reward employee performance and the growth of long-term shareholder value. The Compensation Committee seeks to attract, retain and motivate the Company’s employees by aligning competitive, market-based compensation programs with the Company’s objectives, business strategy and financial performance. At the same time, the Committee seeks to ensure that the Company’s compensation program promotes a customer-focused culture in which employees are not incentivized to take inappropriate risks.
41	2022 Proxy Statement | Executive Compensation

The Compensation Committee has identified the following guiding principles that form the basis for the Company’s compensation program. Compensation should:

■
Support a pay-for-performance culture that results in the growth of long-term shareholder value.

■
For executives, a higher percentage of pay should be variable based on the achievement of corporate financial goals. The compensation program should also promote stock ownership to enhance alignment with shareholders.

■
For non-executives, compensation should motivate both corporate and individual goals.

■ Drive alignment with the Company’s strategic plan and business goals, creating a clear line of sight between objectives and the rewards for achieving them.
■ Be competitive within the market to enable the Company to attract and retain high performing employees who are critical to the Company’s success.
■ Incorporate proper governance practices and be structured to ensure employees are not incentivized to take unnecessary or excessive risks.
■ Be fair, internally equitable and flexible when appropriate and necessary.
III. Compensation Decision-Making
Three parties play an important role in establishing compensation levels for the Company’s executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.
Role of the Compensation Committee
The Compensation Committee has the responsibility to:
■
Review and approve the composition of the peer group companies used to assess the Company’s pay practices, target pay opportunities, and establish performance goals and objectives;

■
Approve the executive compensation plan design and target structure, including setting targets for incentives using management’s internal business plan, industry and market conditions and other factors;

■
Review the performance and determine the compensation of the CEO and other executive officers;

■
Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers;

■
Review all components of compensation (both target and actual) for the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and

■
Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole, as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company performance, individual performance and other circumstances as appropriate.
2022 Proxy Statement | Executive Compensation	42

Role of Executive Management in Compensation Decisions for NEOs
Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and stock awards for the executive officers other than himself.
In approving compensation for 2021, the Compensation Committee considered the CEO’s recommendations for the executive officers. The Compensation Committee, in consultation with its compensation consultant and the Chair of the Board, made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.
Role of the Compensation Consultant
To assist in its efforts to meet the objectives outlined above in 2021, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide general executive compensation consulting services to the Committee and to advise and counsel management. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors. A representative of Meridian regularly participated in meetings of the Committee, including executive sessions without management present.
Meridian typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices, and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier. In accordance with SEC Rules and NASDAQ listing standards, the Committee took appropriate actions to confirm the independence of Meridian.
Market Competitiveness
From time to time, our Compensation Committee considers the compensation practices of a group of similarly-sized publicly-traded financial services/banking organizations designated as the Company’s peer group in establishing and reviewing the Company’s performance, the structure of the Company’s compensation program, and the actual compensation of our executive officers. Companies have historically been included in the Company’s peer group based on their relevance in terms of asset size (approximately one-half to two times the asset size of the Company), business model, products, services and geographic location as compared to that of the Company. The Committee reviews and approves the peer group annually with input from our independent compensation consultant and management.
In 2021, the Compensation Committee reviewed the institutions comprising the peer group and removed four banks (BancorpSouth Bank, Old National Bancorp, First Midwest Bancorp., Inc. and Cadence Bancorporation) due to pending acquisitions that, when completed, will result in the surviving banks having an asset size materially beyond the size of the peer group. The Committee added five banks (Ameris Bancorp, Sandy Spring Bancorp, First Financial Bankshares, S&T Bancorp and First Commonwealth Financial Corporation), all of which it believed reasonably resembled the Company in size, revenue and business model, and all of which it felt provided a credible representation of the competitive landscape for talent, performance and capital.
43	2022 Proxy Statement | Executive Compensation

The 2021 peer group consisted of the following 21 financial services companies:
Name of Institution	Asset Size as of Q2 2021 (In Billions)
Pinnacle Financial Partners, Inc.	$35.4
United Bankshares, Inc.	$27.2
Fulton Financial Corporation	$26.1
Simmons First National Corporation	$23.4
Ameris Bancorp	$21.9
Atlantic Union Bankshares Corporation	$20.0
Customers Bancorp, Inc.	$19.6
United Community Banks, Inc.	$18.9
Independent Bank Group	$18.4
Heartland Financial USA, Inc.	$18.4
Trustmark Corporation	$17.1
Peer Median	$17.1
WesBanco, Inc.	$17.0
Renasant Corporation	$16.0
TowneBank	$15.8
First Merchants Corporation	$14.9
Sandy Spring Bancorp	$12.9
First Busey Corporation	$12.4
First Financial Bankshares	$12.3
Park National Corporation	$9.9
S&T Bancorp	$9.5
First Commonwealth Financial	$9.4
First Financial Bancorp	$16.0
Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our Chief Executive Officer and our other executive officers. The Committee does not establish the compensation of our executive officers using direct comparisons to our peer group, but instead uses peer group data as a competitive market check on executive officer compensation. Peer group data is one of several factors used by the Compensation Committee when setting the compensation of our Chief Executive Officer and other executive officers.
IV. Compensation of Executives in 2021
The Compensation Committee regularly reviews peer and industry information concerning levels of compensation and performance in order to make competitive pay decisions. In 2021, the Compensation Committee used this information and analysis as a benchmark for setting pay opportunities, such as changes to base salary, annual incentive awards and long-term incentive grants.
2022 Proxy Statement | Executive Compensation	44

Elements and Mix of Compensation
The three primary components of executive compensation are base salary, annual incentive awards and equity based long-term incentive awards. Benefits comprise a smaller component of overall pay. The purpose and features of each component are summarized in the sections below.
Primary Elements of Compensation:

Base Salary— To competitively compensate executives for day-to-day contributions, skills, experience, and expertise.	Short-Term Incentive Compensation— To motivate executives through the opportunity to share in the rewards of the current year’s results.
Long-Term Equity Incentive
Compensation—
To motivate executives through the opportunity to share in the rewards of sustained long-term results and value creation consisting of both time- and performance-based restricted stock.

Additional Benefits:

To provide competitive benefits that encourage retention by supporting the security and protection of executives and their families, including:
■
Employment agreements and change in control and severance agreements;

■
Retirement and other benefits; and

■
Limited perquisites and other personal benefits.

The Compensation Committee takes a holistic approach to establishing the total compensation package for executives and each element of compensation is interdependent on the other elements. Applying the Company’s core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, market competitiveness, proper governance and compliance with all legal and regulatory guidelines.
The mix and relative weighting of each compensation element reflect the competitive market and the Company’s compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, and internal consistency.
Target compensation for each NEO is a mix of short-term (cash) and long-term (stock) incentives. A substantial portion of this mix is at risk and varies based on the performance of the Company, including the creation of long-term shareholder value. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well (based on both internal objectives and peer group comparisons), award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted. The mix of compensation awarded in 2021 to our NEOs reflects our compensation philosophy. A substantial portion of our executives’ compensation is at risk and tied to performance goals that align with the Company’s strategy and shareholder experience, with a heavier weighting towards equity versus cash compensation.
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CEO Target Pay Mix:
Other NEOs Average Target Pay Mix:
Base Salary
Base salaries for our NEOs reflect their role and value to the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO’s performance, contribution, and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives).
The Compensation Committee sets base salaries for NEOs by utilizing market data based on peer companies and published survey data. The Committee also gives consideration to each executive’s role, contribution, performance and experience, as well as internal equity. The Compensation Committee reviews base salaries annually but may engage in additional reviews as necessary to address competitive increases or to reflect increases in a particular NEO’s responsibilities.
2022 Proxy Statement | Executive Compensation	46

The Compensation Committee reviews peer data at least annually in order to ensure that base salaries are competitive within the market, with a general goal of ensuring that base salaries and total compensation are competitive with the median of the market data. During 2021, the Compensation Committee reviewed executive base salaries and determined not to provide annual increases based upon the macroeconomic environment, including the remaining uncertainty of the COVID-19 pandemic, other than an increase for Richard Dennen in connection with his promotion to Chief Corporate Banking Officer.
Named Executive Officer	2020 Base Salary	Percentage Increase	2021 Base Salary
Archie M. Brown	$800,207	0%	$800,207
James M. Anderson	$410,000	0%	$410,000
Richard Dennen	$445,000	11%	$495,000
Karen B. Woods	$380,000	0%	$380,000
John M. Gavigan	$365,000	0%	$365,000
Andrew Hauck	$395,000	0%	$395,000
Catherine Myers	$365,000	0%	$365,000
Short-Term Incentive Compensation
Short-term incentives serve as a key mechanism to vary pay levels according to Company-wide short-term performance, linking executive financial rewards to the value delivered to our shareholders. Such incentives are earned and paid annually, but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts for the Company’s executive officers under the short-term incentive plan (“STIP”) are based entirely on corporate, rather than individual, performance. This approach also emphasizes that collective individual performances will result in improved business performance and favorably impact shareholder value.
2021 Target Compensation.   Generally, the Compensation Committee establishes target compensation levels for our executives under the STIP at the beginning of each fiscal year, taking into consideration such factors as the compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, target short-term incentive opportunities are targeted at or below market median levels, with executives having the opportunity to earn higher payouts if warranted based on the overall performance of the Company.
In 2021, the Compensation Committee engaged in a review of the executive team’s STIP target levels and determined not to make any adjustments for 2021, consistent with the decisions regarding base salary, based upon the uncertainty remaining in the Company and the industry as a result of the COVID-19 pandemic.
Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants. Actual awards may range from 0% to a maximum of 200% of the target award opportunity. The NEO target levels were as follows for the 2021 plan year:
Named Executive Officer	Target STIP (as a percentage of base salary)
Archie M. Brown	80%
James M. Anderson	60%
Richard Dennen	60%
Karen B. Woods	55%
John M. Gavigan	55%
Andrew Hauck	55%
Catherine Myers	55%
47	2022 Proxy Statement | Executive Compensation

2021 Performance Measures
Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as key, balanced measures that drive shareholder value creation and align with the Company’s internal, board-approved business plan. Performance is measured over a 12-month period for all participants (including the NEOs).
Traditionally the STIP performance measures include a mix of 2-3 absolute and relative measures designed to reflect the Company’s performance compared to its budget and its peers. When establishing the STIP measures for 2021, the Compensation Committee considered the Company’s internal priorities as well as peer practices. The Committee determined to make the following changes for 2021:
■
Reduce the weighting on Return on Assets in response to investor feedback regarding its use in both the short-term and long-term incentive plans; and

■
Replace the Adjusted Operating Expense metric with Earnings per Share compared to budget.

The Committee decided to continue to use a mix of relative and absolute measures in order to avoid the difficulty faced by many banks in comparing performance to a budget established months earlier and before major events, such as the COVID-19 pandemic, have occurred.
The following table summarizes the 2021 performance measures and weightings selected by the Committee:
Measure	Relative to:	Weighting	Rationale
Return on Assets	KBW Index	40%	The Compensation Committee believes that relative ROA has a
strong correlation to shareholder value and provides an incentive to Company executives to achieve top quartile performance
among its peers. However, the Compensation Committee reduced the weighting from 50% to 40% based upon the metric’s use in
			both short-term and long-term incentive compensation.
Classified Assets	KBW Index	30%	The Compensation Committee believes that relative classified assets emphasizes the Company’s commitment to a quality loan portfolio, rather than just portfolio growth, which in turn enhances shareholder value and the long-term success of the Company. The
Compensation Committee increased the weighting of this measure in 2021 due to the continued uncertainty of the impact of the
COVID-19 pandemic and the need to continue to focus on loan
			quality.
Earnings Per Share	Budget	30%	The Compensation Committee believes that earnings per share, compared to budget, correlates to Company performance and, by extension, shareholder return.
The Compensation Committee also has discretion to make a downward adjustment to STIP payouts in the event of a material risk management failure or a material error that results in financial restatement. Additionally, the Compensation Committee has discretion to adjust the formulaically-calculated payout for performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year but are nevertheless important to the enhancement of shareholder value.
The KBW Regional Banking Index (KBW Index) is made up of approximately 50 regional banks located throughout the country that are generally within an asset and market capitalization range comparable to the Company. This peer group is broader than the Company’s established peer group which is used for setting overall compensation.
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With these changes, the Committee established the following performance goals for the Company’s 2021 STIP:
		Payout
Metric	Weight	<25% of Peers	50% of Peers	75% of Peers	>90% of Peers
Return on Assets	40%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout
Classified Assets	30%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout
		</= 80% of Budget	100% of Budget	120% of Budget
Earnings Per Share	30%	0% Target Payout	100% Target Payout	200% Target Payout
Total actual payout interpolated from 0% to 200% of target starting at threshold performance.
In order to generate a payout, the Company’s ROA and Classified Assets were each required to exceed a threshold of the 25th percentile of the peer group, and the Company’s earnings per share was required to be at least 80% of the Company’s budget, with a maximum payout upon the achievement of 120% of Company’s budget. Thereafter, the actual payout was interpolated with a maximum of 200% of the payout of the target award opportunity.
Mr. Dennen STIP.   In April 2021, Mr. Dennen was promoted to the role of Chief Corporate Banking Officer with the Company, in addition to his previous role as President of Oak Street Funding Corp. For the first 3 months of 2021, Mr. Dennen’s STIP was calculated with 50% based upon the Company’s STIP and 50% based on the pre-tax, pre-provision income (PTPPI) of Oak Street. For the last 9 months of 2021, Mr. Dennen’s STIP was calculated consistent with the rest of the Named Executive Officers, with 100% based upon the Company’s STIP. The calculation for the first 3 months was as follows:
	Plan Metrics	Weighting	Payout Structure
Company STI (50%)	Return on Assets	25%	Same as Company STI
	Classified Assets	12.5%	Same as Company STI
	Earnings Per Share	12.5%	Same as Company STI
First Commercial Finance STI (50%)	Oak Street Funding PTPPI	40%	≤90% of goal = 0% payout 100% of goal = 100% payout ≥110% of goal = 200% payout
	First Commercial Finance Asset Quality	10%	0-200%
	Total	100%
2021 STIP Payouts
The calculation of the payouts for 2021 under the annual Short-Term Incentive Compensation Plan for all participants, including the Named Executive Officers of the Company except Richard Dennen, was as follows:
Measure	Weighting	FFBC Results	FFBC Ranking (percentile)	FFBC Budget	Payout % of Target	Peer1 Group Component Median (%)	Peer1 Group Component Top Quartile (%)	Peer1 Group Component Lowest Quartile (%)
Return on Assets	40%	1.37%	61.6	n/a	123.2	1.30	1.51	1.07
Classified Assets	30%	0.64%	76.9	n/a	156.3	1.08	0.73	1.45
Earnings per Share	30%	$2.29	n/a	$1.55	200
					156.2

1.
Peer performance reflects data for the twelve months ended September 30, 2021. Company performance based on 12-month GAAP (adjusted) actuals ended December 31, 2021. Information concerning the reconciliation of non-GAAP information is provided in Appendix A.

49	2022 Proxy Statement | Executive Compensation

The calculation of the payout for Richard Dennen under his Short-Term Incentive Compensation Plan (applicable to the first 3 months of 2021) was as follows:
Measure	Weighting	Results (% of Target)	Payout %
Company STI	50%		156.2%
Commercial Finance PTPPI	50%	130.8%	200%
		Total	178.1%
During 2020, based upon the Company’s overall financial performance, declining stock price and the economic environment, the Compensation Committee adjusted the calculated payout under the 2020 STIP for executives so that the amounts paid in excess of target were paid in restricted shares of Company stock. The Compensation Committee did not exercise its discretion to make a similar adjustment in 2021 based upon its consideration of the improved economic environment and the Company’s financial performance during the year. Based upon the Company’s performance at 156.2% of target, and Mr. Dennen’s payout of 178.1% for the first 3 months of 2021, the Compensation Committee approved the following STIP payouts to the Company’s NEOs for 2021 (paid in 2022):
Named Executive Officer	Cash STIP Payout
Archie M. Brown	$999,939
James M. Anderson	$384,252
Richard Dennen	$455,832
Karen B. Woods	$326,458
John M. Gavigan	$313,572
Andrew Hauck	$339,345
Catherine Myers1	n/a

1.
Mrs. Myers did not receive a STIP payment for 2021 as a result of her retirement prior to December 31, 2021.

Long-Term Incentive Compensation
The Company’s long-term incentive program (“LTIP”) is designed for the Company’s senior leaders who have a direct and measurable impact on the long-term performance of the Company. The LTIP is a key component of the total compensation package and is intended to help attract, motivate and retain top professionals in the organization. Because the LTIP awards vest over a three-year period, the awards serve to align management and shareholder interests, including the long-term success of the Company and increased shareholder value.
The LTIP awards for senior executives, including the NEOs, include fifty percent (50%) performance-based restricted stock and fifty percent (50%) time-based restricted stock.
Performance-Based Restricted Stock Awards.   Performance-based restricted stock vests after three years only upon attainment of certain pre-determined performance measures. For 2021, the grants were based 50% on our 3-year total shareholder return and 50% on our 3-year average return on assets, in both cases relative to the banks in the KBW Regional Bank Index. The award is structured such that at the end of the three-year performance period:
■
No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile.

■
50% of the award will vest if performance is at the 25th percentile.

■
Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest.

■
The maximum payout is capped at 150% of the initial award amount for performance at or above the 75th percentile.

■
The number of shares that will vest is interpolated between the levels described above for performance between the 25th and 75th percentiles.

Time-Based Restricted Stock Awards.   Time-based restricted stock awards generally vest over three years, with a third of each award vesting on each anniversary date of the date of grant. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.
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Vesting of 2018 LTIP Performance-Based Stock Awards
In 2021, the Committee approved the vesting of certain awards of performance-based restricted stock issued on March 6, 2018. The performance-based restricted stock vested on March 5, 2021, upon the attainment of the following performance targets, each of which made up 50% of the metric:
■
Return on Assets compared to peer over the 36 months ended December 31, 2020; and

■
Total Return compared to peer over the 36 months ended December 31, 2020.

The peer performance was calculated using the KBW Index based on the same performance scale outlined above for the 2021 grants, except that payouts above target were capped at 120% of target for performance at the 75th percentile. The calculation of the payouts in 2021 for all participants, including the Named Executive Officers of the Company, was as follows:
		KBW Index Results		FFBC Results	FFBC Percentile Ranking	Payout
Measure	25th Percentile	Median	75th Percentile
Return on Assets	1.00	1.15	1.39	1.39	76.1	120.0
Total Return (%)	(23.18)	(11.02)	0.84	(24.79)	17.4	—
				Total Payout		60.0
Vesting of 2019 LTIP Performance-Based Stock Awards
In 2022, the Committee approved the vesting of certain awards of performance-based restricted stock issued on March 5, 2019. The performance-based restricted stock vested on March 4, 2022, upon the attainment of the following performance targets, each of which made up 50% of the metric:
■
Return on Assets compared to peer over the 36 months ended December 31, 2021; and

■
Total Return compared to peer over the 36 months ended December 31, 2021.

The peer performance was calculated using the KBW Index based on the same performance scale outlined above for the 2021 grants. The calculation of the payouts in 2022 for all participants, including the Named Executive Officers of the Company, was as follows:
		KBW Index Results		FFBC Results	FFBC Percentile Ranking	Payout
Measure	25th Percentile	Median	75th Percentile
Return on Assets	0.99	1.19	1.40	1.30	66.1	120.4
Total Return (%)	29.90	44.21	72.96	17.64	7.0	—
				Total Payout		60.2
2021 LTIP Grants.   In March 2021, the Compensation Committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data. The following chart summarizes LTIP target amounts (as a percentage of base salary) for the Named Executive Officers in 2021:
51	2022 Proxy Statement | Executive Compensation

	Grant Date	LTI Target (% of base salary)	Grant Date Value1	Total Number of Shares Granted	Shares of Performance- based Restricted Stock Granted	Shares of Time-based Restricted Stock Granted
Archie M. Brown	3/2/21	110%	$880,230	38,828	19,414	19,414
James M. Anderson	3/2/21	60%	$246,015	10,852	5,426	5,426
Richard Dennen	3/2/21	70%	$267,007	11,778	5,889	5,889
Karen B. Woods	3/2/21	60%	$228,015	10,058	5,029	5,029
John M. Gavigan	3/2/21	60%	$219,038	9,662	4,831	4,831
Andrew Hauck	3/2/21	60%	$237,038	10,456	5,228	5,228
Catherine Myers	3/2/21	60%	$219,038	9,662	4,831	4,831

1.
Based on a closing stock price of $22.67 per share as of March 2, 2021.

Executive Benefits and Perquisites
In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:
Employment, Severance and Change in Control Agreements.
The Company has entered into an Employment and Non-Competition Agreement with Mr. Brown, and Severance and Change in Control Agreements with its other NEOs. The purpose of the agreements is to secure the continued service and dedication of the executives and to provide for certainty and fairness in the event an executive’s employment is terminated without cause or in the event of an actual or threatened change in control of the company.
The Company believes the agreements are important in the Company’s ability to attract and retain executives, particularly in the event the Company is engaged in a transaction which could constitute a change in control.
Mrs. Myers’ Severance and Change in Control Agreement terminated effective with her retirement on June 30, 2021.
The terms of the employment and severance agreements, as well as the potential payments to be made to each of the NEOs in the event of their termination either without cause or in connection with a change in control, are discussed beginning on page 66 of this proxy statement.
Pension and Other Deferred Compensation Plans
Pension Plan
The First Financial Bancorp Associate Pension Plan and Trust (“Pension Plan”) is a tax-qualified pension plan covering eligible employees of the Company. See the Pension Benefits Table on page 64 for the material terms and conditions of the Pension Plan as applicable to the NEOs for 2021.
Executive Supplemental Retirement Plan
The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. See the Pension Benefits Table on page 64 for the material terms and conditions of the SERP as they pertain to the NEOs for 2021.
Group Term Life Insurance
All the NEOs are eligible for the Company-paid group term-life insurance benefit that is available to all full-time associates in the amount of two times annual base salary up to $600,000.
Other Benefits.   Executives can participate in group medical and life insurance programs, a 401(k) plan with a discretionary performance-based contribution by the Company, and a pension plan, all of which are generally available to all our associates on a non-discriminatory basis. The benefits serve to protect executives and their families against
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financial risks associated with illness, disability, and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted.
V. Compensation of Executives in 2022
In March 2022, the Compensation Committee met to consider the executive compensation program for 2022. The Committee, in consultation with Meridian, reviewed the Company’s compensation philosophy, the overall structure of the compensation program, the targets and metrics to be used in 2022, peer data regarding the mix and structure of compensation for executives in each role and the compensation to be awarded to executives. Based upon this review, the Compensation Committee approved certain changes to the Company’s compensation program for 2022.
Based upon its review of peer data and its goal of executives receiving target total compensation and target total cash compensation at the median of our peer group, the Committee authorized certain adjustments to executives’ base compensation. Additionally, based on a review of the mix between short- and long-term compensation as well as the median long-term incentives paid within our peer group, the Committee approved certain adjustments to executives’ short and long-term compensation targets beginning with the award in 2022.
Additionally, the Committee reassessed the performance metrics under the Company’s STIP. The Committee considered the metrics used during 2021, including the new absolute measure of earnings per share, which was designed to tie cash incentive compensation to earnings relative to the Company’s budget. The Committee discussed the payouts for 2021 and the disadvantages of using the Company’s budget to establish earnings per share targets, given the continued economic uncertainty and timing of the normal budgeting cycle prior to year-end. The Committee also noted the difficulties for the relative performance metrics of the current payout timing of February, which results in a comparison of the Company’s full calendar year against the KBW peer results from 4th quarter to 3rd quarter.
Based upon these considerations, the Committee decided to adjust the timing of STIP payouts to March of the following year, allowing for a full year comparison of the Company and peers return on assets and classified assets. The Committee also decided to update the earnings per share measure to be based on growth relative to the KBW peers.
Measure	Relative To	Weighting
Return on Assets	Peer	40%
Classified Asses	Peer	30%
Earnings Per Share Growth	Peer	30%
The Compensation Committee believes EPS growth, compared to the KBW peers, will ensure that the Company’s relative results are considered without the fluctuations caused by events occurring in the banking industry in general and in particular subsequent to the annual budgeting process.
VI. Policies, Guidelines and Other Practices
Evaluation for Excessive Risk in Compensation Programs
The following outlines the method by which the Company reviews and evaluates compensation programs, policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:
■
The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;

■
To further mitigate risk, the Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based Short-Term and Long-Term Incentive Plans; and

■
The Committee has responsibility to review and ratify the Company’s non-executive incentive compensation plans. The Committee’s review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a review, including a risk evaluation, of the components of the Company’s incentive plans by human resources, finance, and risk management personnel.

53	2022 Proxy Statement | Executive Compensation

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company’s compensation programs, policies, and practices for the Company’s NEOs, or in general our associates, that are reasonably likely to have a material adverse effect on the Company. It is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.
Clawbacks
The Committee has approved the Policy Regarding Recoupment of Incentive Compensation pursuant to which the Company may seek recoupment of all or part of any incentive compensation paid, or forfeiture of all or part of any incentive compensation to be paid, to senior management in the event:
■
The officer’s misconduct or negligence has resulted in the Company being required to restate its financial statements filed with the U.S. Securities and Exchange Commission due to material noncompliance with any financial reporting requirement.

■
An incentive compensation award was based on materially inaccurate data resulting from an officer’s fraud, willful misconduct, or gross negligence.

■
The incentive compensation paid or to be paid is related to willful misconduct or gross negligence that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company (regardless of financial restatement).

■
The Company becomes subject to any statute, regulation or other government direction that, in the opinion of legal counsel, requires the return of the incentive compensation paid to an officer.

This policy applies to all executive officers (including the NEOs) and all officers holding the title of senior vice president or higher (or equivalent positions). The policy will apply to all incentive compensation (including cash and equity awards) paid or received during the three years prior to any event as described above.
Share Ownership Requirements
The Company maintains a share ownership requirement for its CEO equal to five times base salary. The share ownership requirement for the other NEOs is two times base salary. If the CEO or executive is not in compliance with the share ownership requirement, he or she is required to hold 75% of the net after tax shares received by the executive from option exercises or restricted stock vesting until the share ownership requirement is met.
The CEO and each of the executives are currently in compliance with the share ownership requirements.
In calculating executives’ share ownership, the Company includes shares owned individually, unvested restricted shares (both time and performance based) and shares held in the Company’s 401(k) Savings Plan or other non-qualified deferred compensation plan.
Use of Discretion and Other Factors in Pay Decisions
While the Compensation Committee generally exercises discretion on a limited basis, we believe that providing the ability for them to do so in determining the various elements of compensation is an important feature of the Company’s compensation philosophy. Because the Company has always taken a long-term view, we provide for the Committee to exercise judgment and discretion rather than relying solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.
Tax Deductibility of Compensation
As part of its responsibilities, the Compensation Committee has historically reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally disallowed tax deductions for compensation of over $1 million to our covered executive officers.
2022 Proxy Statement | Executive Compensation	54

The Compensation Committee continues to believe that shareholder interests are best served by not limiting its flexibility in establishing compensation programs, even if that may result in compensation expenses that are not deductible. Therefore, it is not anticipated that Section 162(m) will significantly impact the design of our compensation program going forward.
Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants
Our policy is to make grants of equity-based compensation only at current market prices. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.
We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2021, we chose the March meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Members of the Compensation Committee
Thomas M. O’Brien, Chair
Susan Knust, Vice Chair
William Kramer
55	2022 Proxy Statement | Executive Compensation

2021 Board Compensation
The goal of the outside director compensation package is to attract and retain qualified candidates to serve on the Board of Directors, and to align the interests of the Board with those of the shareholders of the Company. In setting compensation, the Board considers primarily the fees paid by the Company’s compensation peer group, which is the same peer group used by our Compensation Committee to evaluate executive compensation. Board members are compensated with a combination of cash and stock-based compensation.
Compensation Consultant.   The Board engaged Meridian Compensation Partners, LLC as its consultant to assist in evaluating the Company’s director compensation for 2021. Meridian reviewed the amount of the Board’s compensation as well as the breakdown between cash and equity compensation in comparison to the Company’s peers. The Executive Compensation Committee considered Meridian’s analysis in establishing 2021 director compensation.
Board/Committee Fees.   In 2021, non-employee directors of the Company received annual retainers of $100,000, of which a total of $50,000 was paid in cash and the remaining $50,000 was awarded in restricted stock on the date of the 2021 Annual Meeting of shareholders. The restricted stock has a one-year vesting period. Directors did not receive any fees for service on the board of directors of First Financial Bank. The lead director of the board was paid an additional annual retainer of $25,000 in cash and each committee chair was paid an additional annual retainer of $10,000 in cash in order to recognize the extensive time that is devoted to lead director and committee matters including meetings with management, auditors, attorneys and consultants, and preparing committee agendas. Cash director fees are paid quarterly.
Election to Purchase Stock with Cash Retainer.   Directors have the opportunity, pursuant to the 2019 Director Fee Stock Plan, to elect to use all or a portion of their board fees to purchase the Company’s common shares. For those directors who make an annual election to participate in the Director Fee Stock Plan, shares are issued directly to directors quarterly in lieu of cash payments under the 2021 Stock Plan.
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Director Compensation Table
During the fiscal year ended December 31, 2021, we provided the following compensation to our non-employee directors. Archie M. Brown, who was also an employee of the Company in 2021, did not receive any additional fees for serving on the Board and therefore has been omitted from the table. For a discussion of Mr. Brown’s compensation, see “Compensation of Executives in 2021” above.
As previously disclosed, in April 2019 the Company entered into an agreement with Mr. Davis in connection with his retirement, effective December 31, 2019, as Executive Chair of the Company. The agreement provided that Mr. Davis would serve as the non-executive Chair of the Board and continue to provide advisory services to the Company’s management in the areas of board governance, succession planning, corporate strategy, capital allocation and deployment, investor relations, enterprise risk, and strategy for the First Financial Foundation through December 31, 2021. In consideration of his role as Chair of the Board and these additional responsibilities, the Company agreed to pay Mr. Davis a board retainer fee of $450,000 during each of 2020 and 2021, in lieu of any other director fees, and payable in the same manner and on the same schedule as retainer fees are paid to current members of the Board of Directors. Beginning in 2022, Mr. Davis will no longer receive the $450,000 fee. Instead, he will receive compensation consistent with other outside directors, plus an additional retainer for his service as Chair of the Board of $62,500.
Name	Fees Earned or Paid in Cash1 ($)	Stock Awards2 ($)	All Other Compensation3 ($)	Total ($)
J. Wickliffe Ach4	20,833	n/a	3,534	24,367
William G. Barron	50,000	50,000	3,534	103,534
Vincent A. Berta	75,000	50,000	3,534	128,534
Cynthia O. Booth	70,000	50,000	3,534	123,534
Claude E. Davis	225,000	225,000	15,899	465,889
Corinne R. Finnerty	50,000	50,000	3,534	103,534
Susan L. Knust	50,000	50,000	3,534	103,534
William J. Kramer	60,000	50,000	3,534	113,534
John T. Neighbours	50,000	50,000	3,534	103,534
Thomas M. O’Brien	60,000	50,000	3,534	113,534
Maribeth S. Rahe	60,000	50,000	3,534	113,534

1.
Includes board retainer and additional retainers for lead director and committee chairs.

2.
Based on the closing price of First Financial’s common shares as of the date of grant (May 25, 2021) of $24.59 per share. These shares were issued as restricted stock which vests on May 24, 2022. Dividends on unvested restricted stock are held in escrow and paid upon vesting of the shares.

3.
Includes accrued dividends paid on restricted stock that vested in 2021.

4.
Mr. Ach retired from the Board of Directors on May 25, 2021.

57	2022 Proxy Statement | Executive Compensation

COMPENSATION TABLES

Summary Compensation Table for 2021
The table below sets forth the annual and long-term compensation of (i) our principal executive officer and principal financial officer, (ii) the three next most highly compensated executive officers for 2021 other than the officers who served as principal executive officer or principal financial officer, and (iii) two additional associates who would have been included in the group described in clause (ii) if they had been executive officers on December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)2,3	Non-Equity Incentive Plan Compensation ($)4	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)5	All Other Compensation ($)6	Total ($)
Archie M. Brown Chief Executive Officer	2021	$800,207	$300	$1,098,098	$999,939	$92,331	$63,372	$3,054,247
	2020	800,207	200	880,010	640,166	95,758	23,743	2,440,084
	2019	796,621	100	854,591	876,617	66,687	9,794	2,604,410
James M. Anderson Chief Financial Officer	2021	$410,000	$300	$329,362	$384,252	$41,780	$14,262	$1,179,956
	2020	407,693	107	246,040	244,844	41,204	6,110	945,998
	2019	389,615	100	180,028	306,657	30,454	3,376	910,230
Richard S. Dennen Chief Corporate Banking Officer	2021	$480,769	$200	$390,747	$455,832	$57,074	$17,471	$1,402,093
Karen B. Woods General Counsel and Chief Risk Officer	2021	$380,000	$100	$298,794	$326,458	$37,627	$11,237	$1,054,216
	2020	377,692	200	228,036	207,941	38,085	5,787	857,741
	2019	362,693	300	175,018	285,158	26,660	3,574	853,403
John M. Gavigan Chief Operating Officer	2021	$365,000	$100	$286,998	$313,572	$47,108	$12,161	$1,024,939
	2020	362,693	250	219,036	199,691	47,812	12,062	841,544
	2019	348,462	100	170,035	273,892	41,607	8,789	842,885
Andrew Hauck1 Chief Commercial Banking Officer	2021	$395,000	$100	$310,744	$339,345	$36,615	$10,649	$1,092,453
	2020	393,462	0	237,038	216,544	37,041	4,455	888,540
Catherine Myers1 Former Chief Consumer Banking Officer	2021	$193,731	$100	$286,998	$0	$4,351	$1,246,520	$1,731,700

1
Mr. Hauck’s role with the Company changed on April 5, 2021, but he remains an employee of the Company in a non-executive role. Mrs. Myers served as an executive officer of the Company through her retirement on June 30, 2021. Compensation reported for Mr. Hauck and Mrs. Myers includes compensation paid in all capacities in 2021, including with respect to Mrs. Myers’ amounts accrued in 2021 for severance payable after December 31, 2021.

2
Includes the aggregate grant date fair value of stock awards granted under the First Financial Bancorp 2020 Stock Plan (the “2020 Stock Plan”) during the period, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic 718, Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 20—Stock Options and Awards to the Company’s consolidated financial statements in the 2021 Annual Report at page 100. All awards include both time- and performance-based restricted stock awarded during the year shown. The grant date fair value of the performance based restricted stock is based on a target level of performance and will likely vary from the actual amount the individual earns upon vesting of the awards. Assuming the highest level of performance, the grant date value of the 2021 performance-based restricted stock awards would be:

2022 Proxy Statement | COMPENSATION TABLES	58

Archie Brown	$660,173
Jamie Anderson	$184,511
Rick Dennen	$200,255
Karen Woods	$171,011
John Gavigan	$164,278
Andrew Hauck	$177,778
Catherine Myers	$164,278

3
For 2021, includes both the portion of the 2020 short-term incentive award paid in restricted stock in February 2021 and the annual award to executives under the Compay’s LTIP, as follows:

	2021 LTIP	Equity Portion of 2020 STIP
Archie Brown	$880,230	$217,868
Jamie Anderson	$246,015	$83,347
Rick Dennen	$267,007	$123,740
Karen Woods	$228,015	$70,779
John Gavigan	$219,038	$67,960
Andrew Hauck	$237,038	$73,706
Catherine Myers	$219,038	$67,960

4
Amounts represent cash bonuses paid under our short-term incentive plan for the years indicated. In 2020, the amount above target (100%) was paid in restricted stock with a three-year vesting period and is reflected in the Stock Awards column for 2021.

5
Amounts represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the relevant year. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. See also the “Pension Benefits Table” in this proxy statement.

6
All other compensation consists of the following:

	Imputed Income Life Insurance	Accrued Dividends Paid on Vested Restricted Stock	Other	Total
Archie Brown	$4,356	$52,956	$6,060	$63,372
Jamie Anderson	$1,518	$11,544	$1,200	$14,262
Rick Dennen	$2,838	$14,633	$0	$17,471
Karen Woods	$1,518	$9,269	$450	$11,237
John Gavigan	$660	$10,351	$1,150	$12,161
Andrew Hauck	$4,356	$5,093	$1,200	$10,649
Catherine Myers	$2,178	$9,075	$1,235,2671	$1,246,520

1
Includes $1,231,875 in accrued severance pay.

59	2022 Proxy Statement | COMPENSATION TABLES

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
Median Employee Total Compensation	$61,961
CEO Total Annualized Compensation	$3,054,247
Ratio of CEO to Median Employee Compensation	49.3
For purposes of identifying the median employee, an employee roster as of December 31, 2021 was used to determine the employee population. Gross wages from 2021 were used as the compensation measure. Wages were annualized for those employees who were not employed for the full year of 2021, and also for those employees who were on an unpaid leave of absence during 2021. The median employee was selected from the annualized roster. The roster included 2,059 employees, approximately 4.8% of whom were scheduled to work less than 40 hours per week.
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2021 Grants of Plan-Based Awards
The following table shows all individual grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2021, including the annual cash incentive award opportunity under the Company’s short-term incentive plan and time-based and performance-based restricted stock awards under the Company’s long-term incentive plan. Total value is computed utilizing the grant date market value for restricted stock awards.
		Estimated Future Payouts Under Non-Equity Incentive Plans1			Estimated Future Payouts Under Equity Incentive Plans2			All Other Stock Award: No. of Shares of Stock or Units3	Grant Date Fair Value of Stock and Options Awards ($)4
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Archie M. Brown		$0	$640,166	$1,280,331
	2/12/2021							10,124	$217,868
	3/2/2021							19,414	$440,115
	3/2/2021				9,707	19,414	29,121		$440,115
James M. Anderson		$0	$246,000	$492,000
	2/12/2021							3,873	$83,347
	3/2/2021							5,426	$123,007
	3/2/2021				2,713	5,426	8,139		$123,007
Richard S. Dennen		$0	$281,927	$563,854
	2/12/2021							5,750	$123,740
	3/2/2021							5,889	$133,504
	3/2/2021				2,944	5,889	8,834		$133,504
Karen B. Woods		$0	$209,000	$418,000
	2/12/2021							3,289	$70,779
	3/2/2021							5,029	$114,007
	3/2/2021				2,514	5,029	7,544		$114,007
John M. Gavigan		$0	$200,750	$401,500
	2/12/2021							3,158	$67,960
	3/2/2021							4,831	$109,519
	3/2/2021				2,415	4,831	7,247		$109,519
Andrew Hauck		$0	$217,250	$434,500
	2/12/2021							3,425	$73,706
	3/2/2021							5,228	$118,519
	3/2/2021				2,614	5,228	7,842		$118,519
Catherine Myers		$0	$200,750	$401,500
	2/12/2021							3,158	$67,960
	3/2/21							4,831	$109,519
	3/2/21				2,416	4,831	7,247		$109,519

1
The amounts of the estimated future payouts under the non-equity incentive plans column represent each executive’s opportunities in the event the Company met certain targets in 2021 pursuant to the terms of the Short-Term Incentive Plan. Actual cash payouts for 2021 under the 2021 STIP were made February 12, 2022 and are included in the Summary Compensation Table.

2
Awards represent shares of performance-based restricted stock issued under the Long-Term Incentive Plan that vest after three years upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets in each case compared to peer). Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is 150% of the initial shares awarded. Dividends paid on both types of restricted shares are held in escrow until such shares vest. For additional information, see page 50 of the Compensation Discussion and Analysis.

3
Awards represent (i) restricted shares awarded on February 12, 2021 as the above-target portion of the Company’s short-term incentive plan, based upon a closing price of the Company’s common shares of $21.52 and (ii) restricted shares awarded on March 2, 2021 based upon a closing price of the Company’s common shares of $22.67. All restricted shares vest annually in equal installments over a three-year period. For additional information, see pages 47 of the Compensation Discussion and Analysis.

4
Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock, granted under the Company’s 2020 Stock Plan during 2021, calculated in accordance with ASC 718. See notes 2 and 3, above, for additional information regarding these awards. For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant (target). Dividends accrued but not paid until the vesting of the awards of performance shares and restricted stock are not included in the amounts reflected in this column.

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Assumptions used in the calculation of these amounts are described in Note 20 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table represents information regarding unexercised stock options and unvested stock awards outstanding for each NEO as of December 31, 2021. All restricted awards have been adjusted for stock dividends and stock splits. All values in the table are based upon a market value for our stock equal to the closing per share price of the Company’s stock on the last trading date of the fiscal year, or $24.38 per share.
	Option Awards1				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Archie M. Brown	14,273	0	$11.59	2/3/2024	14,7602	$359,848
					14,8613	$362,311	22,2906	$543,430
					7,1224	$173,634
					11,6795	$284,734	19,4147	$473,313
James M. Anderson					2,6642	$64,937
					4,1553	$101,299	6,2326	$151,936
					3,8734	$94,424
					5,4265	$132,286	5,4267	$132,286
Richard S. Dennen					3,0702	$74,857
					4,5093	$109,929	6,7636	$164,882
					4,0484	$98,690
					4,1455	$101,055	5,8897	$143,574
Karen B. Woods					2,5892	$63,116
					3,8513	$93,887	5,7766	$140,819
					3,2894	$80,186
					5,0295	$122,607	5,0297	$122,607
John M. Gavigan					2,5152	$61,319
					3,6993	$90,182	5,5486	$135,260
					3,1584	$76,992
					4,8315	$117,780	4,8317	$117,780
Andrew Hauck					2,8482	$69,443
					4,0033	$97,593	6,0046	$146,378
					3,4254	$83,502
					5,2285	$127,459	5,2287	$127,459
Catherine Myers					8112	$19,772
							2,7746	$67,630

1.
All outstanding options were assumed in the Company’s merger with MainSource Financial Group and were exercisable as of December 31, 2021.

2.
Includes time-based restricted stock that vested on March 5, 2022 pursuant to a grant in 2019, one-third of which vested on each of March 5, 2020 and 2021, and performance-based restricted stock granted on March 5, 2019 that vested on March 5, 2022, based upon a three-year performance period ending on December 31, 2021 (reflected as actual shares earned in this table). For Mrs. Myers, shares awarded were prorated based upon actual percentage of time employed during the performance period.

3.
Time-based restricted stock granted on March 5, 2020, one-third of which vested on each of March 5, 2021 and 2022, and one third of which is scheduled to vest on March 5, 2023 (subject to continued employment).

4.
Time-based restricted stock granted on February 12, 2021, one-third of which vested on February 12, 2022, and one third of which is scheduled to vest on each of February 12, 2023 and February 12, 2024 (subject to continued employment).

5.
Time-based restricted stock granted on March 2, 2021, one-third of which vested on March 2, 2022, and one third of which is scheduled to vest on each of March 2, 2023 and 2024 (subject to continued employment).

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6.
Performance-based restricted stock granted on March 5, 2020 that may be earned on March 5, 2023 based upon a three-year performance period ending on December 31, 2022 if performance levels (reflected at target in this table) are achieved. For Mrs. Myers, shares awarded are prorated based upon actual percentage of time employed during the performance period.

7.
Performance-based restricted stock granted on March 2, 2021 that may be earned upon completion of a three-year performance period ending on March 2, 2024 if performance levels (reflected at target in this table) are achieved.

2021 Option Exercises and Stock Vested
The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2021 and the value realized upon exercise. The value realized is calculated based upon the closing price of the Company’s stock on the date of vesting.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Archie M. Brown	—	—	26,513	$636,250
Jamie M. Anderson	—	—	6,235	$149,723
Richard M. Dennen	—	—	7,098	$174,379
Karen B. Woods	—	—	5,261	$126,365
John M. Gavigan	—	—	5,607	$137,596
Andrew Hauck	—	—	3,779	$90,915
Catherine Myers	—	—	7,818	$186,229
63	2022 Proxy Statement | COMPENSATION TABLES

2021 Pension Benefits
The following table shows, for each NEO, each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes. For details regarding the Company’s Pension Plan and Executive Supplemental Retirement Plan, see page 52 of the Compensation Discussion and Analysis.
	Plan Name	Number of Years of Credited Service1	Present Value of Accumulated Benefit2	Payments During Last Fiscal Year
Archie M. Brown	Pension Plan	4	$67,780	$0
	SERP	4	$216,373	$0
James M. Anderson	Pension Plan	4	$67,696	$0
	SERP	4	$59,415	$0
Richard S. Dennen	Pension Plan	7	$126,296	$0
	SERP	7	$128,568	$0
Karen B. Woods	Pension Plan	4	$65,505	$0
	SERP	4	$48,952	$0
John Gavigan	Pension Plan	13	$183,991	$0
	SERP	13	$69,074	$0
Andrew Hauck	Pension Plan	3	$47,686	$0
	SERP	3	$45,740	$0
Catherine Myers	Pension Plan	3	$33,265	$0
	SERP	3	$26,315	$0

1.
The number of years of service credited to the NEOs under the plan are computed as of December 31, 2021, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements in the Company’s 2021 Annual Report and filed with the 2021 Form 10-K.

2.
The present value of accumulated benefits shown in this column is calculated as of December 31, 2021, the measurement date used for reporting purposes in the Company’s 2021 Annual Report. Assumptions used in determining these amounts include a 2.89% discount rate, a 2.89% lump sum interest rate, and the 2022 PPA Mortality Table, described in IRS Notice 2021-85 consistent with assumptions used for reporting purposes in the Company’s 2021 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. (See Footnote 15—Employee Benefit Plans to the consolidated financial statements contained in the Company’s 2021 Annual Report filed with the 2021 Form 10-K—for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2021 Annual Report.)

2022 Proxy Statement | COMPENSATION TABLES	64

Pension Plan
The material terms and conditions of the Pension Plan as applicable to the NEOs for 2021 who are currently employees of the Company are as follows:
Eligibility—The Pension Plan covers employees of the Company who have attained age 21 and completed the earlier of 1,000 hours of service within the first 12 months of employment or within a calendar year.
Benefit Formula—The Pension Plan provides an accrual to a participant’s account for each year in which the participant works 1,000 hours. All eligible associates receive a pension benefit annual accrual of 5% of compensation. For this purpose, compensation means the participant’s total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a)(17).
Interest—In 2021 participant accounts were credited with a rate of return equal to Vanguard Institutional Index Fund Institutional Shares (VINIX) and Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX) weighted 40% and 60% respectively.
Vesting—A participant becomes immediately vested in this retirement benefit upon hire.
Distribution—A participant’s account may be distributed at the participant’s election at any time after the participant separates from service. However, generally, it must be distributed by April 1st of the calendar year following the date of termination or the date the participant attains age 70 1∕2, whichever is later. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account. Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula and is fully vested in their Pension Plan retirement benefit.
Traditional Pension Benefit Formula—Benefits accruing prior to January 1, 2008 are generally calculated based on benefit service and average monthly compensation as of December 31, 2007.
Executive Supplemental Retirement Plan
The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2021 are as follows:
Eligibility—The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. All NEOs participated in the SERP in 2021.
Benefit Formula—The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a) (17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a) (17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.
Vesting—Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant’s benefit under the SERP.
Time and Form of Payment—Payment of benefits under the SERP generally commence upon the participant’s qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company. Annual SERP allocations for all NEOs and other eligible executives are 5% of eligible earnings.
65	2022 Proxy Statement | COMPENSATION TABLES

Potential Post-Employment Payments
We have entered into an employment agreement with Mr. Brown and severance and change in control agreements with our other NEOs that will require the Company to provide severance payments in the event of a termination of employment (other than for cause) or a termination of employment or resignation in connection with a change in control of the Company. The summaries below are qualified in their entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company’s public filings with the SEC.
Employment and Non-Competition Agreement—Mr. Brown
The Company has entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) with Mr. Brown. The Employment Agreement, provides generally as follows:
Term.   Mr. Brown’s employment agreement had an initial term of three years, which ended on April 1, 2022, and automatically renews for additional one-year terms, unless either party gives the other notice of an intention not to renew at least 90 days prior to the end of the current term.
In the event of a change in control, Mr. Brown’s agreement automatically renews for a two-year term.
Compensation.   The Employment Agreement provides for the payment of base salary and participation in the Company’s short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee.
Severance Benefits.   The Employment Agreement provides for the payment of severance benefits if, during the term of the Employment Agreement, the Company terminates the executive’s employment without “Cause” (as defined in the Employment Agreement) or the executive resigns his employment with “Good Reason” (as defined in the Employment Agreement). Upon termination of employment by the Company without Cause (other than for disability or death) or by the executive for Good Reason, the executive is entitled to receive the following payments and benefits:
■
earned and unpaid base salary through the date of termination;

■
continued payment of base salary for 24 months;

■
installments equal to the lesser of (i) two and one-half times the executive’s target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination;

■
outplacement assistance at the Company’s expense (at a cost of up to 5% of base salary); and

■
up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

If the executive’s employment is terminated by reason of his death or long-term disability, by the Company for Cause or voluntarily by the executive other than for Good Reason, the Company’s obligations to the executive are limited to payment of any accrued and unpaid base salary through the date of termination and the payment of any other benefits that are required to be provided to the executive under the terms of a plan or program in which he is a participant.
For purposes of the Employment Agreement, the term “Good Reason” is defined as a termination of employment by the executive within ninety days of the initial existence of one of the conditions described below which occurs without his consent: (i) a material diminution in base salary; (ii) a material diminution in his authority, duties, or responsibilities as provided for in his employment agreement, or (iii) any other action or inaction that constitutes a material breach of the Employment Agreement by the Company. In order to terminate for Good Reason, the executive is required to provide notice to the Company of the existence of the applicable condition for termination within thirty days of the initial existence of the condition, upon the notice of which the Company will have sixty days during which it may remedy the condition and not be required to pay the severance amount. “Cause” is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected within 15 days of written notice from the Board of Directors.
Section 280G.   In the event that any of the payments or benefits provided under the Employment Agreement or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.
2022 Proxy Statement | COMPENSATION TABLES	66

Restrictive Covenants.   Mr. Brown is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, Mr. Brown is prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 18 months following separation of employment and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.
Severance and Change in Control Agreements—Mr. Anderson, Mr. Dennen, Ms. Woods, Mr. Gavigan, Mr. Hauck and Mrs. Myers
The Company is a party to Severance and Change in Control Agreements with Mr. Anderson, Mr. Dennen, Ms. Woods, Mr. Gavigan, and Mr. Hauck (the “CIC Agreements”). Mrs. Myers’ CIC Agreement terminated effective with her retirement on June 30, 2021 at which time she executed a Separation Agreement (described below). Mr. Dennen’s CIC Agreement was executed on September 21, 2021, at which time Mr. Dennen’s prior employment agreement was terminated. The CIC Agreements provide generally as follows:
Term.   Each of the CIC Agreements has a one-year term and renews automatically for successive one-year terms until either party gives notice of an intention not to renew at least 90 days prior to the end of the current term. In the event of a Change in Control, the term of the CIC Agreement will be the one-year period following the consummation of the Change in Control, without the possibility of non-renewal.
Compensation.   Each of the CIC Agreements provides for the payment of base salary and participation in the Company’s short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee.
Severance Benefits.   Each of the CIC Agreements provide for the payment of severance benefits in the event the Company terminates his or her employment without “Cause” (as defined in the CIC Agreements) or the executive resigns his or her employment with “Good Reason” (as defined in the CIC Agreements) within 12 months following a Change in Control.
Under the terms of the CIC Agreements, upon termination of the executive by the Company without Cause (other than as a result of death or disability) and not in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:
■
earned and unpaid base salary through the date of termination;

■
continued payment of base salary for 24 months;

■
if the executive is a “Covered Employee” under IRS rules, an amount equal to the lesser of (i) two and one-half times the executive’s target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination, and if the executive is not a “Covered Employee”, two times his target bonus amount under the STIP;

■
outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); and

■
up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

If the termination of the executive is in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:
■
earned and unpaid base salary and vacation pay through the date of termination;

■
continued payment of base salary for 24 months;

■
an amount equal to two times his or her target amount under the STIP;

■
outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); and

■
up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

As used in the CIC Agreements, “Change in Control” has the meaning given such term in the Company’s Amended and Restated 2012 Stock Plan, or any stock plan intended to succeed the Amended and Restated 2012 Stock Plan. “Good Reason” means the employee’s termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without the employee’s consent, of one or more of the following: (i) a material reduction in the employee’s base compensation (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than
67	2022 Proxy Statement | COMPENSATION TABLES

ten percent (10%) will not be considered a material reduction in base compensation; or (ii) a material breach by the Company of a material provision of the CIC Agreement. “Cause” is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected within 15 days of written notice from the Chief Executive Officer or the Board of Directors.
Section 280G.   In the event that any of the payments or benefits provided under the CIC Agreements or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.
Restrictive Covenants.   Each of the executives is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, the executives are prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 6 months following separation of employment and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.
Separation Agreement with Mrs. Myers
Mrs. Myers retired from the Company on June 30, 2021. In connection with her retirement, Mrs. Myers and the Company entered into a Separation Agreement that provided as follows:
■
payment of an aggregate of $730,000, representing twenty-four months of Mrs. Myers’ base salary, in 26 equal bi-weekly installments;

■
a lump sum payment of $501,875, representing 2.5 times Mrs. Myers’ target short-term incentive; and

■
amendment of certain restricted stock award agreements to immediately vest certain time-based restricted stock awards:

Date of Grant	Unvested Shares as of June 30, 2021
11/30/18	1,195
2/12/21	3,158
Potential Payments for Termination Following a Change-in-Control
The table below summarizes the potential change-in-control benefits that would become payable to each of the NEOs as of December 31, 2021 pursuant to such NEO’s employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2021, and under such executive’s equity award agreements (“Equity Agreements”).
In calculating these benefits, we assumed a change in control of the Company on December 31, 2021. To the extent relevant, the amounts are based on the Company’s closing share price on December 31, 2021 of $24.38 per share.
2022 Proxy Statement | COMPENSATION TABLES	68

	Mr. Brown	Mr. Anderson	Mr. Dennen	Ms. Woods	Mr. Gavigan	Mr. Hauck
Change-in-Control (“CIC”) Severance Benefits
Base Salary	$1,600,414	$820,000	$990,000	$760,000	$730,000	$790,000
Bonus for Year of Separation	$1,600,414	$492,000	$594,000	$418,000	$401,500	$434,500
General Health and Welfare Benefits / Outplacement	$51,820	$32,267	$41,853	$30,119	$35,359	$30,816
Total CIC Severance Benefits	$3,252,648	$1,344,267	$1,625,853	$1,208,119	$1,166,859	$1,255,316
Acceleration of Unvested Equity
Restricted Stock	$2,350,378	$693,294	$711,579	$638,902	$614,547	$669,085
Accrued Dividends on Restricted Stock	$126,230	$36,153	$31,870	$33,610	$32,373	$35,438
Unvested Options	$0	$0	$0	$0	$0	$0
Total Unvested Equity	$2,476,608	$729,447	$743,449	$672,512	$646,920	$704,523
Total Compensation Under Agreements
Cutback to avoid 280G Excise tax (if applicable)	$0	$0	$0	$0	$0	$0
Total Benefits	$5,729,256	$2,073,714	$2,369,302	$1,880,632	$1,813,779	$1,959,839
Payments for Termination Without Regard to a Change in Control
The table below summarizes the potential benefits payable to each of the NEOs pursuant to such NEO’s employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2021, upon an involuntary termination of the NEO’s employment by the Company without Cause or upon the NEO’s resignation for “Good Reason” without regard to the occurrence of a change in control of the Company.
	Mr. Brown	Mr. Anderson	Mr. Dennen	Ms. Woods	Mr. Gavigan	Mr. Hauck
Termination for Good Reason Severance Benefits
Base Salary	$1,600,414	$820,000	$990,000	$760,000	$730,000	$790,000
Bonus for Year of Separation	$1,600,414	$492,000	$742,500	$418,000	$401,500	$543,125
General Health and Welfare Benefits / Outplacement	$51,820	$32,267	$41,853	$30,119	$35,359	$30,816
Total Benefits	$3,252,648	$1,344,267	$1,774,353	$1,208,119	$1,166,859	$1,363,941
Payments for Voluntary Termination by NEO, Termination for Cause
In the event of an NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEOs are not entitled to any special benefits under his or her employment agreement or any stock awards outstanding as of December 31, 2021.
Payments upon Death or Disability
There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.
Awards granted since January 1, 2014, immediately vest in the event of death or disability.
69	2022 Proxy Statement | COMPENSATION TABLES

Retirement Benefits
In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:
	Total Present Value of Accumulated Benefit using U.S. GAAP Assumptions ($)1	Total Present Value of Vested Accumulated Benefit using Actual Lump Sum Basis ($)2	Incremental Value due to the Difference between U.S. GAAP Assumptions and Actual Lump Sum Basis ($)3
Archie M. Brown	284,153	283,448	(705)
Jamie Anderson	127,111	126,796	(315)
Richard S. Dennen	254,864	254,216	(648)
Karen Woods	114,457	113,790	(667)
John Gavigan	253,065	272,599	19,534
Andrew Hauck	93,426	93,193	(233)
Catherine Myers4	59,580	59,580	—

1
See “Pension Benefits Table.”

2
Calculated assuming NEO terminates employment on December 31, 2021 and receives an immediate lump sum distribution using the rate in effect for December 2021 payments.

3
For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to the difference between U.S GAAP assumptions and actual lump sum interest rate basis.

4
The SERP present value of accumulated benefit for Mrs. Myers is the actual lump sum payable as of January 1, 2022.

Other than as set forth above, NEOs were not entitled to any additional benefits as of December 31, 2021. Beginning with stock awards to NEOs under the 2020 Stock Plan, the first of which were issued in February 2021, restricted stock awards to plan participants who terminate employment after they are retirement eligible (defined as the achievement of at least 10 years of service and age 55), will not be forfeited, but will continue to vest in accordance with their original term.
2022 Proxy Statement | COMPENSATION TABLES	70

2023 Annual Meeting Information

Shareholder Proposals for the 2023 Annual Meeting
If an eligible shareholder wishes to present a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than December 14, 2022 (120 calendar days prior to the anniversary of this year’s proxy statement mailing date). Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Upon receipt of such a proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable regulations.
If an eligible shareholder wishes to nominate a director at our 2023 Annual Meeting of Shareholders written notice of this nomination must be received by our Corporate Secretary, no later than February 23, 2023 (90 calendar days prior to the anniversary of this year’s Annual Meeting).
All shareholder proposals should be sent to First Financial Bancorp, Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202.
April 14, 2022	BY ORDER OF THE BOARD OF DIRECTORS Karen B. Woods Corporate Secretary
71	2022 Proxy Statement | 2023 Annual Meeting Information

Appendix A
Additional non-GAAP measures
(Dollars in thousands, except per share data)	4Q21		3Q21		2Q21		1Q21		YTD 2021
	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Net interest income (f)	$110,806	$110,806	$113,410	$113,410	$114,026	$114,026	$113,876	$113,876	$452,118	$452,118
Provision for credit losses-loans and leases (j)	(9,525)	(9,525)	(8,193)	(8,193)	(4,756)	(4,756)	3,450	3,450	(19,024)	(19,024)
Provision for credit losses-unfunded commitments (j)	1,799	1,799	(1,951)	(1,951)	517	517	538	538	903	903
Noninterest income	45,660	45,660	42,537	42,537	42,987	42,987	40,322	40,322	171,506	171,506
less: gains (losses) on sale of investment securities		306		(205)		(104)		(54)	—	(57)
less: gains from the redemption of Visa B shares		—		—				—		—
less: other		—		500				193		693
Total noninterest income (g)	45,660	45,354	42,537	42,242	42,987	43,091	40,322	40,183	171,506	170,870
Noninterest expense	109,605	109,605	99,058	99,058	99,643	99,643	92,506	92,506	400,812	400,812
less: severance and merger-related expenses		—		702		98		1,261		2,061
less: tax credit investments		6,120		5,309		1,156		208		12,793
less: contribution to First Financial Foundation		—		—		—		—		—
less: debt extinguishment		—		—		—		—		—
less: legal settlement		3,456		—		3,825		—		7,281
less: Summit acquisition costs		4,095		—		—		—		4,095
less: COVID-19 and other		1,870		(521)		2,772		1,054		5,175
Total noninterest expense (e)	109,605	94,064	99,058	93,568	99,643	91,792	92,506	89,983	400,812	369,407
Income before income taxes (i)	54,587	69,822	67,033	72,228	61,609	69,564	57,704	60,088	240,933	271,702
Income tax expense	7,642	7,642	7,021	7,021	10,721	10,721	10,389	10,389	35,773	35,773
plus: tax effect of adjustments		4,835		4,194		913		501		10,443
plus: after-tax impact of tax credit investments @ 21%		3,199		1,091		1,671		164		6,125
Total income tax expense (h)	7,642	15,676	7,021	12,306	10,721	13,305	10,389	11,054	35,773	52,341
Net income (a)	$46,945	$54,146	$60,012	$59,922	$50,888	$56,259	$47,315	$49,034	$205,160	$219,361
Average diluted shares (b)	93,762	93,762	95,144	95,144	97,010	97,010	97,728	97,728	95,897	95,897
Average assets (c)	16,036,417	16,036,417	15,995,808	15,995,808	16,215,469	16,215,469	16,042,654	16,042,654	16,072,305	16,072,305
Average shareholders’ equity	2,241,820	2,241,820	2,261,293	2,261,293	2,263,687	2,263,687	2,272,749	2,272,749	2,259,807	2,259,807
Less:
Goodwill and other intangibles	(1,009,459)	(1,009,459)	(1,010,300)	(1,010,300)	(1,012,010)	(1,012,010)	(1,014,049)	(1,014,049)	(1,011,398)	(1,011,398)
Average tangible equity (d)	1,232,361	1,232,361	1,250,993	1,250,993	1,251,677	1,251,677	1,258,700	1,258,700	1,248,409	1,248,409
Ratios
Net earnings per share—diluted (a)/(b)	$0.50	$0.58	$0.63	$0.63	$0.52	$0.58	$0.48	$0.50	$2.14	$2.29
Return on average assets— (a)/(c)	1.16%	1.34%	1.49%	1.49%	1.26%	1.39%	1.20%	1.24%	1.28%	1.36%
Pre-tax, pre-provision return on average assets—((a)+(j)+(h))/(c)	1.16%	1.54%	1.41%	1.54%	1.42%	1.62%	1.56%	1.62%	1.38%	1.57%
Return on average tangible shareholders’ equity—(a)/(d)	15.11%	17.43%	19.03%	19.00%	16.31%	18.03%	15.24%	15.80%	16.43%	17.57%
Efficiency ratio—(e)/((f)+(g))	70.1%	60.2%	63.5%	60.1%	63.5%	58.4%	60.0%	58.4%	64.3%	59.3%
Effective tax rate—(h)/(i)	14.0%	22.5%	10.5%	17.0%	17.4%	19.1%	18.0%	18.4%	14.8%	19.3%
Return on average shareholders’ equity—(a)/(d)	8.31%	9.58%	10.53%	10.51%	9.02%	9.97%	8.44%	8.75%	9.08%	9.71%
Number of days	92	92	92	92	91	91	90	90	365	365
	365	365	365	365	365	365	365	365	365	365
2022 Proxy Statement | Appendix A	A-1

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Nominees:

01) William G. Barron
02) Vincent A. Berta
03) Cynthia O. Booth
04) Archie M. Brown
05) Claude E. Davis
06) Corinne R. Finnerty
07) Susan L. Knust
08) William J. Kramer
09) Thomas M. O'Brien
10) Maribeth S. Rahe
11) Gary W. Warzala

The Board of Directors recommends that you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of Crowe LLP as the Company's independent registered public accounting firm for 2022.	☐	☐	☐
3. Advisory (non-binding) vote on the compensation of the Company's executive officers.	☐	☐	☐

NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FIRST FINANCIAL BANCORP.255 E. FIFTH STREET, 29TH FLOOR CINCINNATI, OH 45202SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2022 for shares held in the FFBC 401k Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ffbc22You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2022 for shares held in the FFBC 401k Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D76569-P69397KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.D76570-P69397FIRST FINANCIAL BANCORP. ANNUAL MEETING OF SHAREHOLDERSMay 24, 2022THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSScott T. Crawley and Maria L. Hinkel, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the "Company") to be held via a Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/ffbc22) on Tuesday, May 24, 2022 at 10:00 a.m., Eastern Time, or at any adjournment thereof.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote "FOR" the election of directors and "FOR" Proposals Two and Three. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.Continued and to be signed on reverse side